Exhibit 99.1

Media	Investors
Ancel Martinez	Jim Rowe
415-222-3858	415-396-8216
Friday, July 15, 2016
WELLS FARGO REPORTS $5.6 BILLION IN QUARTERLY NET INCOME;
Diluted EPS of $1.01; Revenue Up 4 Percent from Prior Year

▪	Continued strong financial results:

◦	Net income of $5.6 billion, compared with $5.7 billion in second quarter 2015

◦	Diluted earnings per share (EPS) of $1.01, compared with $1.03

◦	Revenue of $22.2 billion, up 4 percent

◦	Pre-tax pre-provision profit[1] of $9.3 billion, up 5 percent

◦	Return on assets of 1.20 percent and return on equity of 11.70 percent

▪	Strong growth in loans and deposits:

◦	Total average loans of $950.8 billion, up $80.3 billion, or 9 percent, from second quarter 2015

◦	Total average deposits of $1.2 trillion, up $51.4 billion, or 4 percent

▪	Solid overall credit quality:

◦	Net charge-offs of $924 million, up $274 million from second quarter 2015 on higher losses in the oil and gas portfolio

▪	Net charge-offs were 0.39 percent of average loans (annualized), up from 0.30 percent

◦	Nonaccrual loans down $480 million, or 4 percent

◦	Reserve build[2] of $150 million, primarily driven by loan growth, compared with a $350 million reserve release[2] in second quarter 2015

▪	Maintained strong capital levels while continuing to return capital to shareholders:

◦	Common Equity Tier 1 ratio (fully phased-in) of 10.6 percent[3]

◦	Total stockholders' equity exceeded $200 billion for the first time

◦	Period-end common shares outstanding down 27.4 million from first quarter 2016

◦	Increased quarterly common stock dividend to $0.38 per share under the Company's 2015 Comprehensive Capital Analysis and Review (CCAR) submission

▪	Received a non-objection to the Company's 2016 CCAR submission from the Federal Reserve
1 Pre-tax pre-provision profit (PTPP) is total revenue less noninterest expense. Management believes that PTPP is a useful financial measure because it enables investors and others to assess the Company's ability to generate capital to cover credit losses through a credit cycle.
2 Reserve build represents the amount by which the provision for credit losses exceeds net charge-offs, while reserve release represents the amount by which net charge-offs exceed the provision for credit losses.
3 See table on page 36 for more information on Common Equity Tier 1. Common Equity Tier 1 (fully phased-in) is a preliminary estimate and is calculated assuming the full phase-in of the Basel III capital rules.

Selected Financial Information

		Quarter ended
	Jun 30, 2016	Mar 31, 2016	Jun 30, 2015
Earnings
Diluted earnings per common share	$1.01	0.99	1.03
Wells Fargo net income (in billions)	5.56	5.46	5.72
Return on assets (ROA)	1.20%	1.21	1.33
Return on equity (ROE)	11.70	11.75	12.71
Return on average tangible common equity (ROTCE)(a)	14.15	14.15	15.32
Asset Quality
Net charge-offs (annualized) as a % of average total loans	0.39%	0.38	0.30
Allowance for credit losses as a % of total loans	1.33	1.34	1.42
Allowance for credit losses as a % of annualized net charge-offs	343	355	484
Other
Revenue (in billions)	$22.2	22.2	21.3
Efficiency ratio	58.1%	58.7	58.5
Average loans (in billions)	$950.8	927.2	870.4
Average deposits (in billions)	1,236.7	1,219.4	1,185.3
Net interest margin	2.86%	2.90	2.97

(a)
Tangible common equity is a non-GAAP financial measure and represents total equity less preferred equity, noncontrolling interests, and goodwill and certain identifiable intangible assets (including goodwill and intangible assets associated with certain of our nonmarketable equity investments but excluding mortgage servicing rights), net of applicable deferred taxes. The methodology of determining tangible common equity may differ among companies. Management believes that return on average tangible common equity, which utilizes tangible common equity, is a useful financial measure because it enables investors and others to assess the Company's use of equity. For additional information, including a corresponding reconciliation to GAAP financial measures, see the "Tangible Common Equity" tables on page 35.

SAN FRANCISCO – Wells Fargo & Company (NYSE:WFC) reported net income of $5.6 billion, or $1.01 per diluted common share, for second quarter 2016, compared with $5.7 billion, or $1.03 per share, for second quarter 2015, and $5.5 billion, or $0.99 per share, for first quarter 2016.

Chairman and CEO John Stumpf said, “Wells Fargo's second quarter results demonstrated our ability to generate consistent performance during periods of economic, capital markets and interest rate uncertainty. Compared with a year ago, we had solid growth in loans, deposits and customers, which are our fundamental drivers of long-term value. We also improved our efficiency ratio while continuing to reinvest in the franchise. We returned more capital to our shareholders in the quarter and were pleased to have received a non-objection to our 2016 Capital Plan from the Federal Reserve. We remain well positioned to continue to meet the financial needs of our customers.”

Chief Financial Officer John Shrewsberry added, “Second quarter results benefited from our diversified business model, as demonstrated by higher linked-quarter net interest income, growth in many of our fee-based businesses and positive operating leverage. Earning assets increased in the second quarter, driven by growth in both loans and investment securities. Investment securities were up $18.5 billion in the second quarter, reflecting gross purchases of approximately $38 billion compared with $5 billion in first quarter. Second quarter purchases were made at interest rate levels above those available late in the quarter, after the 'Brexit' vote. We continue to have capacity for additional deployment of liquidity, but will remain disciplined in our investment approach. Capital remained strong with a net payout ratio4 of 62 percent in the quarter, as we returned $3.2 billion to shareholders through common stock dividends and net share repurchases."
4 Net payout ratio means the ratio of (i) common stock dividends and share repurchases less issuances and stock compensation-related items, divided by (ii) net income applicable to common stock.

Net Interest Income
Net interest income in second quarter 2016 increased $66 million from first quarter 2016 to $11.7 billion, primarily driven by loan growth, including the full quarter benefit of the assets acquired from GE Capital that closed late in the first quarter. The benefit to net interest income from loan growth was partially offset by reduced income in the investment securities portfolio reflecting accelerated prepayments, primarily on our mortgage-backed securities (MBS), increased interest expense from higher debt balances, and lower interest income from trading assets.

Net interest margin was 2.86 percent, down 4 basis points from first quarter 2016. The decline was primarily driven by the impact of growth in long-term debt, growth in deposits and reduced income on investment securities. The impact of all other balance sheet growth, mix changes and repricing was beneficial to the net interest margin.

Noninterest Income
Noninterest income in the second quarter was $10.4 billion, down from $10.5 billion in first quarter 2016. Second quarter noninterest income reflected higher net gains on debt securities, trust and investment fees, net gains from trading activities, lease income, card fees and service charges on deposit accounts. These increases were partially offset by a linked-quarter reduction in other income, driven by a decline in hedge ineffectiveness income from $379 million in first quarter 2016 to $56 million in second quarter. Other income also included a $290 million gain on the sale of our health benefit services business in second quarter 2016, while first quarter results included a $381 million gain from the sale of our crop insurance business. Insurance revenue declined $141 million linked quarter, due to the sale of our crop insurance business.

Trust and investment fees were $3.5 billion, up $162 million from the prior quarter, primarily due to higher investment banking fees, as well as higher retail brokerage asset-based fees and transaction activity, and trust and investment management fees.

Mortgage banking noninterest income was $1.4 billion, down $184 million from first quarter 2016, as a $306 million increase in origination gains was more than offset by a decline in servicing revenue due in part to lower mortgage servicing rights (MSR) hedging results. Residential mortgage loan originations were $63 billion in the second quarter, up $19 billion linked quarter. The production margin on residential held-for-sale mortgage loan originations5 was 1.66 percent, compared with 1.68 percent in first quarter.

Noninterest Expense
Noninterest expense declined $162 million from the prior quarter, primarily due to lower employee benefits, which were seasonally elevated in first quarter 2016, as well as lower operating losses. Insurance expense also declined as a result of the first quarter 2016 sale of our crop insurance business. The decline in noninterest expense was partially offset by higher outside professional services, primarily for project-related expenses, and higher operating lease depreciation expense as a result of the GE Capital transactions. The efficiency ratio was 58.1 percent in second quarter 2016, compared with 58.7 percent in the prior quarter. The Company continues to expect to operate at the higher end of its targeted efficiency ratio range of 55 to 59 percent for full year 2016.
5 Production margin represents net gains on residential mortgage loan origination/sales activities divided by total residential held-for-sale mortgage originations. See the Selected Five Quarter Residential Mortgage Production Data table on page 41 for more information.

Loans
Total loans were $957.2 billion at June 30, 2016, up $9.9 billion, or 1 percent, from March 31, 2016, driven by growth in commercial loans, including commercial and industrial and real estate mortgage loans, as well as growth in consumer loans, including real estate 1-4 family first mortgage loans, credit card and automobile. Total average loans were $950.8 billion in the second quarter, up $23.5 billion from the prior quarter, and included the full quarter impact of the March 1, 2016 acquisition of GE Capital's Commercial Distribution Finance and Vendor Finance businesses, as well as a portion of its Corporate Finance business.
Period-End Loan Balances

(in millions)	Jun 30, 2016	Mar 31, 2016	Dec 31, 2015	Sep 30, 2015	Jun 30, 2015
Commercial	$494,538	488,205	456,583	447,338	438,022
Consumer	462,619	459,053	459,976	455,895	450,437
Total loans	$957,157	947,258	916,559	903,233	888,459
Change from prior quarter	$9,899	30,699	13,326	14,774	27,228

Investment Securities
Investment securities were $353.4 billion at June 30, 2016, up $18.5 billion from first quarter, as approximately $38 billion of purchases, predominantly federal agency MBS for our held-to-maturity portfolio, were partially offset by run-off, including accelerated prepayments of investment securities, and sales.

Net unrealized available-for-sale securities gains of $4.5 billion at June 30, 2016, increased from $3.5 billion at March 31, 2016, primarily due to a decline in interest rates, which was partially offset by widening credit spreads.

Deposits
Total average deposits for second quarter 2016 were $1.2 trillion, up 1 percent from the prior quarter, driven by a $13.4 billion increase in consumer and small business. The average deposit cost for second quarter 2016 was 11 basis points, up 3 basis points from a year ago and up 1 basis point from the prior quarter.

Capital
Capital levels remained strong in the second quarter, with Common Equity Tier 1 (fully phased-in) (CET1) of 10.6 percent3, compared with 10.6 percent in the prior quarter. In second quarter 2016, the Company repurchased 44.8 million shares of its common stock, reducing period-end common shares outstanding by 27.4 million shares. The Company paid a quarterly common stock dividend of $0.38 per share, up from $0.375 per share a year ago. The Company received a non-objection to its 2016 Capital Plan from the Federal Reserve.

Credit Quality
“Overall credit results were solid in the second quarter as our quarterly loss rate remained low, at 0.39 percent (annualized)," said Chief Risk Officer Mike Loughlin. "The loan portfolio continued to perform well, led by further improvement in consumer real estate. Oil and gas portfolio performance during the quarter was generally consistent with our expectations. Results in the oil and gas portfolio remained under pressure with higher credit losses and nonaccrual loans, while our allowance coverage ratio for the portfolio remained stable at 9.2 percent at quarter-end. The allowance for credit losses in the second quarter reflected a reserve build2 of $150 million, primarily attributable to loan growth in the commercial, automobile and credit card portfolios. Future allowance levels will be based on a variety of factors, including loan growth, portfolio performance and general economic conditions.”

Net Loan Charge-offs
The quarterly loss rate of 0.39 percent (annualized) reflected commercial losses of 0.29 percent and consumer losses of 0.49 percent. Credit losses were $924 million in second quarter 2016, compared with $886 million in first quarter 2016, on $59 million higher oil and gas portfolio losses. Consumer losses decreased $82 million, driven by a $46 million decline in consumer real estate losses and a $37 million decline in automobile losses reflecting seasonality.
Net Loan Charge-Offs

	Quarter ended
	June 30, 2016		March 31, 2016		December 31, 2015
($ in millions)	Net loan charge- offs	As a % of average loans (a)	Net loan charge- offs	As a % of average loans (a)	Net loan charge- offs	As a % of average loans (a)
Commercial:
Commercial and industrial	$368	0.46%	$273	0.36%	$215	0.29%
Real estate mortgage	(20)	(0.06)	(29)	(0.10)	(19)	(0.06)
Real estate construction	(3)	(0.06)	(8)	(0.13)	(10)	(0.18)
Lease financing	12	0.27	1	0.01	1	0.01
Total commercial	357	0.29	237	0.20	187	0.16
Consumer:
Real estate 1-4 family first mortgage	14	0.02	48	0.07	50	0.07
Real estate 1-4 family junior lien mortgage	62	0.49	74	0.57	70	0.52
Credit card	270	3.25	262	3.16	243	2.93
Automobile	90	0.59	127	0.85	135	0.90
Other revolving credit and installment	131	1.32	138	1.42	146	1.49
Total consumer	567	0.49	649	0.57	644	0.56
Total	$924	0.39%	$886	0.38%	$831	0.36%

(a)
Quarterly net charge-offs as a percentage of average loans are annualized. See explanation on page 31 of the accounting for purchased credit-impaired (PCI) loans and the impact on selected financial ratios.

Nonperforming Assets
Nonperforming assets decreased $433 million from first quarter 2016 to $13.1 billion. Nonaccrual loans decreased $271 million from first quarter to $12.0 billion as an $809 million decrease in consumer nonaccruals was partially offset by a $651 million increase in oil and gas nonaccruals. Foreclosed assets of $1.1 billion were down $162 million from first quarter 2016.

Nonperforming Assets (Nonaccrual Loans and Foreclosed Assets)

	June 30, 2016		March 31, 2016		December 31, 2015
($ in millions)	Total balances	As a % of total loans	Total balances	As a % of total loans	Total balances	As a % of total loans
Commercial:
Commercial and industrial	$3,464	1.07%	$2,911	0.91%	$1,363	0.45%
Real estate mortgage	872	0.68	896	0.72	969	0.79
Real estate construction	59	0.25	63	0.27	66	0.30
Lease financing	112	0.59	99	0.52	26	0.21
Total commercial	4,507	0.91	3,969	0.81	2,424	0.53
Consumer:
Real estate 1-4 family first mortgage	5,970	2.15	6,683	2.43	7,293	2.66
Real estate 1-4 family junior lien mortgage	1,330	2.67	1,421	2.77	1,495	2.82
Automobile	111	0.18	114	0.19	121	0.20
Other revolving credit and installment	45	0.11	47	0.12	49	0.13
Total consumer	7,456	1.61	8,265	1.80	8,958	1.95
Total nonaccrual loans	11,963	1.25	12,234	1.29	11,382	1.24
Foreclosed assets:
Government insured/guaranteed	321		386		446
Non-government insured/guaranteed	796		893		979
Total foreclosed assets	1,117		1,279		1,425
Total nonperforming assets	$13,080	1.37%	$13,513	1.43%	$12,807	1.40%
Change from prior quarter:
Total nonaccrual loans	$(271)		$852		$(155)
Total nonperforming assets	(433)		706		(497)

Loans 90 Days or More Past Due and Still Accruing
Loans 90 days or more past due and still accruing (excluding government insured/guaranteed) totaled $788 million at June 30, 2016, down from $803 million at March 31, 2016. Loans 90 days or more past due and still accruing with repayments insured by the Federal Housing Administration (FHA) or predominantly guaranteed by the Department of Veterans Affairs (VA) for mortgage loans and the U.S. Department of Education for student loans under the Federal Family Education Loan Program were $11.6 billion at June 30, 2016, down from $12.3 billion at March 31, 2016.

Allowance for Credit Losses
The allowance for credit losses, including the allowance for unfunded commitments, totaled $12.7 billion at June 30, 2016, compared with $12.7 billion at March 31, 2016. The allowance coverage for total loans was 1.33 percent, compared with 1.34 percent in first quarter 2016. The allowance covered 3.4 times annualized second quarter net charge-offs, compared with 3.6 times in the prior quarter. The allowance coverage for nonaccrual loans was 107 percent at June 30, 2016, compared with 104 percent at March 31, 2016. “We believe the allowance was appropriate for losses inherent in the loan portfolio at June 30, 2016,” said Loughlin.

Business Segment Performance
Wells Fargo defines its operating segments by product type and customer segment. Segment net income for each of the three business segments was:

	Quarter ended
(in millions)	Jun 30, 2016	Mar 31, 2016	Jun 30, 2015
Community Banking	$3,179	3,296	3,215
Wholesale Banking	2,073	1,921	2,191
Wealth and Investment Management	584	512	586

Community Banking offers a complete line of diversified financial products and services for consumers and small businesses including checking and savings accounts, credit and debit cards, and auto, student, and small business lending. Community Banking also offers investment, insurance and trust services in 39 states and D.C., and mortgage and home equity loans in all 50 states and D.C. through its Regional Banking and Wells Fargo Home Lending business units.
Selected Financial Information

	Quarter ended
(in millions)	Jun 30, 2016	Mar 31, 2016	Jun 30, 2015
Total revenue	$12,204	12,614	11,967
Provision for credit losses	689	720	397
Noninterest expense	6,648	6,836	6,719
Segment net income	3,179	3,296	3,215
(in billions)
Average loans	485.7	484.3	472.3
Average assets	967.6	947.4	910.0
Average deposits	703.7	683.0	654.8

Community Banking reported net income of $3.2 billion, down $117 million, or 4 percent, from first quarter 2016. Revenue of $12.2 billion decreased $410 million, or 3 percent, from first quarter 2016 due to lower other income (hedge ineffectiveness), mortgage banking revenue, and net interest income, partially offset by higher gains from sale of debt securities. Noninterest expense decreased $188 million, or 3 percent, compared with first quarter 2016, due to lower operating losses and other expense, partially offset by higher project-related expense. The provision for credit losses decreased $31 million from the prior quarter.

Net income was down $36 million, or 1 percent, from second quarter 2015. Revenue increased $237 million, or 2 percent, compared with a year ago due to higher gains on sale of debt securities, other income (hedge ineffectiveness), net interest income and card fees, partially offset by lower mortgage banking revenue, gains on equity investments, and trust and investment fees. Noninterest expense decreased $71 million, or 1 percent, from a year ago driven by lower operating losses and foreclosed assets expense, partially offset by higher personnel costs. The provision for credit losses increased $292 million from a year ago primarily due to a reserve build compared with a reserve release in second quarter 2015.

Regional Banking

•	Retail Banking

◦	Primary consumer checking customers[6] up 4.7 percent year-over-year[7]

◦	Debit card purchase volume[8] of $76.4 billion in second quarter, up 8 percent year-over-year

◦	Retail Banking household cross-sell ratio of 6.27 products per household, compared with 6.32 year-over-year7, [9]

•	Small Business Banking

◦	Launched new online FastFlexSM Small Business Loan offering a fast decision and funding as soon as the next business day

◦	Wells Fargo was the nation’s #1 SBA 7(a) small business lender in dollars and units for the first three quarters of the 2016 federal fiscal year[10]

•	Digital Banking

◦	27.4 million digital (online and mobile) active customers, including 18 million mobile active users7, [11]
Consumer Lending Group

•	Home Lending

◦	Originations of $63 billion, up from $44 billion in prior quarter

◦	Applications of $95 billion, up from $77 billion in prior quarter

◦	Application pipeline of $47 billion at quarter end, up from $39 billion at March 31, 2016

◦	Launched yourFirst MortgageSM to help more first-time homebuyers and low- to moderate-income families achieve sustainable homeownership

•	Consumer Credit

◦	Credit card purchase volume of $19.4 billion in second quarter, up 10 percent year-over-year

◦	Credit card penetration in retail banking households rose to 45.6 percent, up from 44.6 percent in prior year7, [12]

◦	Auto originations of $8.3 billion in second quarter, up 8 percent from prior quarter and up 2 percent from prior year

6 Customers who actively use their checking account with transactions such as debit card purchases, online bill payments, and direct deposit.
7 Data as of May 2016, comparisons with May 2015.
8 Combined consumer and business debit card purchase volume dollars.
9 Effective second quarter 2016, Retail Banking households reflect only those households that maintain a retail checking account, which we believe provides the foundation for long-term retail banking relationships. Additionally, we updated the products included to capture business products in addition to retail products that have the potential for revenue generation and long-term viability. Products and services that generally do not meet these criteria - such as ATM cards, online banking, bill pay and direct deposit - are not included. Prior period metrics have been revised to conform with the updated methodology.
10 U.S. SBA data, partial fiscal year as of June 2016 (federal fiscal full-year 2016 is October 2015-September 2016).
11 Primarily includes retail banking, consumer lending, small business and business banking customers.
12 Effective second quarter 2016, Retail Banking households reflect only those households that maintain a retail checking account, which we believe provides the foundation for long-term retail banking relationships. Prior period metrics have been revised to conform with the updated methodology.

Wholesale Banking provides financial solutions to businesses across the United States and globally with annual sales generally in excess of $5 million. Products and businesses include Business Banking, Middle Market Commercial Banking, Government and Institutional Banking, Corporate Banking, Commercial Real Estate, Treasury Management, Wells Fargo Capital Finance, Insurance, International, Real Estate Capital Markets, Commercial Mortgage Servicing, Corporate Trust, Equipment Finance, Wells Fargo Securities, Principal Investments and Asset Backed Finance.
Selected Financial Information

	Quarter ended
(in millions)	Jun 30, 2016	Mar 31, 2016	Jun 30, 2015
Total revenue	$7,284	6,958	6,610
Provision (reversal of provision) for credit losses	385	363	(84)
Noninterest expense	4,036	3,968	3,504
Segment net income	2,073	1,921	2,191
(in billions)
Average loans	451.4	429.8	386.2
Average assets	772.6	748.6	713.7
Average deposits	425.8	428.0	432.4

Wholesale Banking reported net income of $2.1 billion, up $152 million, or 8 percent, from first quarter 2016. Revenue of $7.3 billion increased $326 million, or 5 percent, from prior quarter due to the full quarter impact of the March 1, 2016 GE Capital acquisition, broad-based loan growth, strong customer accommodation trading results and increased investment banking fees as well as the gain on sale of our health benefit services business, partially offset by lower insurance fees due to the sale of our crop insurance business in the first quarter. Noninterest expense increased $68 million, or 2 percent, from the prior quarter driven by the full quarter impact of the GE Capital acquisition, as well as higher project-related spending, partially offset by seasonally lower personnel expenses and lower insurance commissions due to the sale of our crop insurance business. The provision for credit losses increased $22 million from the prior quarter.

Net income was down $118 million, or 5 percent, from second quarter 2015. Revenue increased $674 million, or 10 percent, from second quarter 2015, on strong loan growth, including the GE Capital acquisitions, the gain on sale of our health benefit services business, higher customer accommodation trading, increased investment banking fees and higher treasury management fees, partially offset by lower insurance fees due to the sale of our crop insurance business, lower commercial real estate brokerage fees and lower gains on equity investments. Noninterest expense increased $532 million, or 15 percent, from a year ago primarily due to the GE Capital acquisitions and higher personnel expenses related to growth initiatives, compliance, and regulatory requirements. The provision for credit losses increased $469 million from a year ago primarily due to higher oil and gas net charge-offs. The second quarter 2015 results included an $89 million reserve release.

•
Average loans increased 17 percent from second quarter 2015, on broad-based growth, including asset-backed finance, commercial real estate, corporate banking, equipment finance and structured real estate as well as the GE Capital acquisitions

•	Treasury management revenue up 5 percent from second quarter 2015

•	The Commercial Electronic Office® (CEO) mobile channel piloted biometric authentication to customers in second quarter, using eyeprint image capture technology

Wealth and Investment Management (WIM) provides a full range of personalized wealth management, investment and retirement products and services to clients across U.S. based businesses including Wells Fargo Advisors, The Private Bank, Abbot Downing, Wells Fargo Institutional Retirement and Trust, and Wells Fargo Asset Management. We deliver financial planning, private banking, credit, investment management and fiduciary services to high-net worth and ultra-high-net worth individuals and families. We also serve customers’ brokerage needs, supply retirement and trust services to institutional clients and provide investment management capabilities delivered to global institutional clients through separate accounts and the Wells Fargo Funds.
Selected Financial Information

	Quarter ended
(in millions)	Jun 30, 2016	Mar 31, 2016	Jun 30, 2015
Total revenue	$3,919	3,854	3,976
Provision (reversal of provision) for credit losses	2	(14)	(10)
Noninterest expense	2,976	3,042	3,038
Segment net income	584	512	586
(in billions)
Average loans	66.7	64.1	59.3
Average assets	205.3	208.1	189.1
Average deposits	182.5	184.5	168.2

Wealth and Investment Management reported net income of $584 million, up $72 million, or 14 percent, from first quarter 2016. Revenue of $3.9 billion increased $65 million, or 2 percent, from the prior quarter, primarily due to higher asset-based fees and brokerage transaction revenue. Noninterest expense decreased $66 million, or 2 percent, from the prior quarter, primarily driven by lower personnel expenses from seasonally higher first quarter expense, partially offset by higher broker commissions. The provision for credit losses was up $16 million from first quarter 2016 due to higher net charge-offs.

Net income was relatively flat compared with second quarter 2015. Revenue decreased $57 million, or 1 percent, from a year ago primarily driven by lower asset-based fees and brokerage transaction revenue, partially offset by higher net interest income as average loans increased $7.4 billion, or 12 percent, to $66.7 billion. Noninterest expense decreased $62 million, or 2 percent, from a year ago, primarily due to lower operating losses. The provision for credit losses increased $12 million from a year ago primarily due to higher net charge-offs.

Retail Brokerage

•	Client assets of $1.5 trillion, up 2 percent from prior year

•	Advisory assets of $444 billion, up 2 percent from prior year, primarily driven by positive net flows

•	Strong loan growth, with average balances up 20 percent from prior year largely due to continued growth in non-conforming mortgage loans and security-based lending

Wealth Management

•	Client assets of $224 billion, stable from prior year

•	Average loan balances up 9 percent over prior year primarily driven by continued growth in non-conforming mortgage loans, commercial loans and security-based lending

Retirement

•	IRA assets of $367 billion, up 1 percent from prior year

•	Institutional Retirement plan assets of $337 billion, down 3 percent from prior year

Asset Management

•	Total assets under management of $484 billion, down 1 percent from prior year primarily due to equity fund outflows, partially offset by favorable fixed income net inflows and higher market valuations

Conference Call
The Company will host a live conference call on Friday, July 15, at 7 a.m. PT (10 a.m. ET). You may participate by dialing 866-872-5161 (U.S. and Canada) or 706-643-1962 (International). The call will also be available online at https://www.wellsfargo.com/about/investor-relations/quarterly-earnings/ and at https://engage.vevent.com/rt/wells_fargo_ao~071516.

A replay of the conference call will be available beginning at 10 a.m. PT (1 p.m. ET) on Friday, July 15 through Friday, July 29. Please dial 855-859-2056 (U.S. and Canada) or 404-537-3406 (International) and enter Conference ID #96514871. The replay will also be available online at https://www.wellsfargo.com/about/investor-relations/quarterly-earnings/ and at https://engage.vevent.com/rt/wells_fargo_ao~071516.

Forward-Looking Statements

This document contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. In addition, we may make forward-looking statements in our other documents filed or furnished with the SEC, and our management may make forward-looking statements orally to analysts, investors, representatives of the media and others. Forward-looking statements can be identified by words such as “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects,” “target,” “projects,” “outlook,” “forecast,” “will,” “may,” “could,” “should,” “can” and similar references to future periods. In particular, forward-looking statements include, but are not limited to, statements we make about: (i) the future operating or financial performance of the Company, including our outlook for future growth; (ii) our noninterest expense and efficiency ratio; (iii) future credit quality and performance, including our expectations regarding future loan losses and allowance levels; (iv) the appropriateness of the allowance for credit losses; (v) our expectations regarding net interest income and net interest margin; (vi) loan growth or the reduction or mitigation of risk in our loan portfolios; (vii) future capital levels or targets and our estimated Common Equity Tier 1 ratio under Basel III capital standards; (viii) the performance of our mortgage business and any related exposures; (ix) the expected outcome and impact of legal, regulatory and legislative developments, as well as our expectations regarding compliance therewith; (x) future common stock dividends, common share repurchases and other uses of capital; (xi) our targeted range for return on assets and return on equity; (xii) the outcome of contingencies, such as legal proceedings; and (xiii) the Company’s plans, objectives and strategies.
Forward-looking statements are not based on historical facts but instead represent our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Our actual results may differ materially from those contemplated by the forward-looking statements. We caution you, therefore, against relying on any of these forward-looking statements. They are neither statements of historical fact nor guarantees or assurances of future performance. While there is no assurance that any list of risks and uncertainties or risk factors is complete, important factors that could cause actual results to differ materially from those in the forward-looking statements include the following, without limitation:

•
current and future economic and market conditions, including the effects of declines in housing prices, high unemployment rates, U.S. fiscal debt, budget and tax matters, geopolitical matters, and the overall slowdown in global economic growth;

•
our capital and liquidity requirements (including under regulatory capital standards, such as the Basel III capital standards) and our ability to generate capital internally or raise capital on favorable terms;

•
financial services reform and other current, pending or future legislation or regulation that could have a negative effect on our revenue and businesses, including the Dodd-Frank Act and other legislation and regulation relating to bank products and services;

•	the extent of our success in our loan modification efforts, as well as the effects of regulatory requirements or guidance regarding loan modifications;

•
the amount of mortgage loan repurchase demands that we receive and our ability to satisfy any such demands without having to repurchase loans related thereto or otherwise indemnify or reimburse third parties, and the credit quality of or losses on such repurchased mortgage loans;

•
negative effects relating to our mortgage servicing and foreclosure practices, as well as changes in industry standards or practices, regulatory or judicial requirements, penalties or fines, increased servicing and other costs or obligations, including loan modification requirements, or delays or moratoriums on foreclosures;

•
our ability to realize our efficiency ratio target as part of our expense management initiatives, including as a result of business and economic cyclicality, seasonality, changes in our business composition and operating environment, growth in our businesses and/or acquisitions, and unexpected expenses relating to, among other things, litigation and regulatory matters;

•
the effect of the current low interest rate environment or changes in interest rates on our net interest income, net interest margin and our mortgage originations, mortgage servicing rights and mortgages held for sale;

•
significant turbulence or a disruption in the capital or financial markets, which could result in, among other things, reduced investor demand for mortgage loans, a reduction in the availability of funding or increased funding costs, and declines in asset values and/or recognition of other-than-temporary impairment on securities held in our investment securities portfolio;

•	the effect of a fall in stock market prices on our investment banking business and our fee income from our brokerage, asset and wealth management businesses;

•	reputational damage from negative publicity, protests, fines, penalties and other negative consequences from regulatory violations and legal actions;

•	a failure in or breach of our operational or security systems or infrastructure, or those of our third party vendors or other service providers, including as a result of cyber attacks;

•	the effect of changes in the level of checking or savings account deposits on our funding costs and net interest margin;

•	fiscal and monetary policies of the Federal Reserve Board; and

•	the other risk factors and uncertainties described under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2015.
In addition to the above factors, we also caution that the amount and timing of any future common stock dividends or repurchases will depend on the earnings, cash requirements and financial condition of the Company, market conditions, capital requirements (including under Basel capital standards), common stock issuance requirements, applicable law and regulations (including federal securities laws and federal banking regulations), and other factors deemed relevant by the Company’s Board of Directors, and may be subject to regulatory approval or conditions.
For more information about factors that could cause actual results to differ materially from our expectations, refer to our reports filed with the Securities and Exchange Commission, including the discussion under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2015, as filed with the Securities and Exchange Commission and available on its website at www.sec.gov.
Any forward-looking statement made by us speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

About Wells Fargo
Wells Fargo & Company (NYSE: WFC) is a diversified, community-based financial services company with $1.9 trillion in assets. Founded in 1852 and headquartered in San Francisco, Wells Fargo provides banking, insurance, investments, mortgage, and consumer and commercial finance through more than 8,600 locations, 13,000 ATMs, the internet (wellsfargo.com) and mobile banking, and has offices in 36 countries and territories to support customers who conduct business in the global economy. With approximately 268,000 team members, Wells Fargo serves one in three households in the United States. Wells Fargo & Company was ranked No. 27 on Fortune’s 2016 rankings of America’s largest corporations. Wells Fargo’s vision is to satisfy our customers’ financial needs and help them succeed financially.

# # #

Wells Fargo & Company and Subsidiaries
QUARTERLY FINANCIAL DATA

Wells Fargo & Company and Subsidiaries
SUMMARY FINANCIAL DATA

	Quarter ended			% Change Jun 30, 2016 from		Six months ended
($ in millions, except per share amounts)	Jun 30, 2016	Mar 31, 2016	Jun 30, 2015	Mar 31, 2016	Jun 30, 2015	Jun 30, 2016	Jun 30, 2015	% Change
For the Period
Wells Fargo net income	$5,558	5,462	5,719	2%	(3)	$11,020	11,523	(4)%
Wells Fargo net income applicable to common stock	5,173	5,085	5,363	2	(4)	10,258	10,824	(5)
Diluted earnings per common share	1.01	0.99	1.03	2	(2)	2.00	2.07	(3)
Profitability ratios (annualized):
Wells Fargo net income to average assets (ROA)	1.20%	1.21	1.33	(1)	(10)	1.20	1.35	(11)
Wells Fargo net income applicable to common stock to average Wells Fargo common stockholders’ equity (ROE)	11.70	11.75	12.71	—	(8)	11.72	12.94	(9)
Return on average tangible common equity (ROTCE)(1)	14.15	14.15	15.32	—	(8)	14.15	15.61	(9)
Efficiency ratio (2)	58.1	58.7	58.5	(1)	(1)	58.4	58.6	—
Total revenue	$22,162	22,195	21,318	—	4	$44,357	42,596	4
Pre-tax pre-provision profit (PTPP) (3)	9,296	9,167	8,849	1	5	18,463	17,620	5
Dividends declared per common share	0.380	0.375	0.375	1	1	0.755	0.725	4
Average common shares outstanding	5,066.9	5,075.7	5,151.9	—	(2)	5,071.3	5,156.1	(2)
Diluted average common shares outstanding	5,118.1	5,139.4	5,220.5	—	(2)	5,129.8	5,233.2	(2)
Average loans	$950,751	927,220	870,446	3	9	$938,986	866,873	8
Average assets	1,862,084	1,819,875	1,729,278	2	8	1,840,980	1,718,597	7
Average total deposits	1,236,658	1,219,430	1,185,304	1	4	1,228,044	1,180,077	4
Average consumer and small business banking deposits (4)	726,359	714,837	674,889	2	8	720,598	670,418	7
Net interest margin	2.86%	2.90	2.97	(1)	(4)	2.88	2.96	(3)
At Period End
Investment securities	$353,426	334,899	340,769	6	4	$353,426	340,769	4
Loans	957,157	947,258	888,459	1	8	957,157	888,459	8
Allowance for loan losses	11,664	11,621	11,754	—	(1)	11,664	11,754	(1)
Goodwill	26,963	27,003	25,705	—	5	26,963	25,705	5
Assets	1,889,235	1,849,182	1,720,617	2	10	1,889,235	1,720,617	10
Deposits	1,245,473	1,241,490	1,185,828	—	5	1,245,473	1,185,828	5
Common stockholders' equity	178,633	175,534	169,596	2	5	178,633	169,596	5
Wells Fargo stockholders’ equity	201,745	197,496	189,558	2	6	201,745	189,558	6
Total equity	202,661	198,504	190,676	2	6	202,661	190,676	6
Tangible common equity (1)	148,110	144,679	140,520	2	5	148,110	140,520	5
Common shares outstanding	5,048.5	5,075.9	5,145.2	(1)	(2)	5,048.5	5,145.2	(2)
Book value per common share (5)	$35.38	34.58	32.96	2	7	$35.38	32.96	7
Tangible book value per common share (1)(5)	29.34	28.50	27.31	3	7	29.34	27.31	7
Common stock price:
High	51.41	53.27	58.26	(3)	(12)	53.27	58.26	(9)
Low	44.50	44.50	53.56	—	(17)	44.50	50.42	(12)
Period end	47.33	48.36	56.24	(2)	(16)	47.33	56.24	(16)
Team members (active, full-time equivalent)	267,900	268,600	265,800	—	1	267,900	265,800	1

(1)
Tangible common equity is a non-GAAP financial measure and represents total equity less preferred equity, noncontrolling interests, and goodwill and certain identifiable intangible assets (including goodwill and intangible assets associated with certain of our nonmarketable equity investments but excluding mortgage servicing rights), net of applicable deferred taxes. The methodology of determining tangible common equity may differ among companies. Management believes that return on average tangible common equity and tangible book value per common share, which utilize tangible common equity, are useful financial measures because they enable investors and others to assess the Company's use of equity. For additional information, including a corresponding reconciliation to GAAP financial measures, see the "Tangible Common Equity" tables on page 35.

(2)	The efficiency ratio is noninterest expense divided by total revenue (net interest income and noninterest income).

(3)
Pre-tax pre-provision profit (PTPP) is total revenue less noninterest expense. Management believes that PTPP is a useful financial measure because it enables investors and others to assess the Company’s ability to generate capital to cover credit losses through a credit cycle.

(4)	Consumer and small business banking deposits are total deposits excluding mortgage escrow and wholesale deposits.

(5)	Book value per common share is common stockholders' equity divided by common shares outstanding. Tangible book value per common share is tangible common equity divided by common shares outstanding.

Wells Fargo & Company and Subsidiaries
FIVE QUARTER SUMMARY FINANCIAL DATA

	Quarter ended
($ in millions, except per share amounts)	Jun 30, 2016	Mar 31, 2016	Dec 31, 2015	Sep 30, 2015	Jun 30, 2015
For the Quarter
Wells Fargo net income	$5,558	5,462	5,575	5,796	5,719
Wells Fargo net income applicable to common stock	5,173	5,085	5,203	5,443	5,363
Diluted earnings per common share	1.01	0.99	1.00	1.05	1.03
Profitability ratios (annualized):
Wells Fargo net income to average assets (ROA)	1.20%	1.21	1.24	1.32	1.33
Wells Fargo net income applicable to common stock to average Wells Fargo common stockholders’ equity (ROE)	11.70	11.75	11.93	12.62	12.71
Return on average tangible common equity (ROTCE)(1)	14.15	14.15	14.30	15.19	15.32
Efficiency ratio (2)	58.1	58.7	58.4	56.7	58.5
Total revenue	$22,162	22,195	21,586	21,875	21,318
Pre-tax pre-provision profit (PTPP) (3)	9,296	9,167	8,987	9,476	8,849
Dividends declared per common share	0.380	0.375	0.375	0.375	0.375
Average common shares outstanding	5,066.9	5,075.7	5,108.5	5,125.8	5,151.9
Diluted average common shares outstanding	5,118.1	5,139.4	5,177.9	5,193.8	5,220.5
Average loans	$950,751	927,220	912,280	895,095	870,446
Average assets	1,862,084	1,819,875	1,787,287	1,746,402	1,729,278
Average total deposits	1,236,658	1,219,430	1,216,809	1,198,874	1,185,304
Average consumer and small business banking deposits (4)	726,359	714,837	696,484	683,245	674,889
Net interest margin	2.86%	2.90	2.92	2.96	2.97
At Quarter End
Investment securities	$353,426	334,899	347,555	345,074	340,769
Loans	957,157	947,258	916,559	903,233	888,459
Allowance for loan losses	11,664	11,621	11,545	11,659	11,754
Goodwill	26,963	27,003	25,529	25,684	25,705
Assets	1,889,235	1,849,182	1,787,632	1,751,265	1,720,617
Deposits	1,245,473	1,241,490	1,223,312	1,202,179	1,185,828
Common stockholders' equity	178,633	175,534	172,036	172,089	169,596
Wells Fargo stockholders’ equity	201,745	197,496	192,998	193,051	189,558
Total equity	202,661	198,504	193,891	194,043	190,676
Tangible common equity (1)	148,110	144,679	143,337	143,352	140,520
Common shares outstanding	5,048.5	5,075.9	5,092.1	5,108.5	5,145.2
Book value per common share (5)	$35.38	34.58	33.78	33.69	32.96
Tangible book value per common share (1)(5)	29.34	28.50	28.15	28.06	27.31
Common stock price:
High	51.41	53.27	56.34	58.77	58.26
Low	44.50	44.50	49.51	47.75	53.56
Period end	47.33	48.36	54.36	51.35	56.24
Team members (active, full-time equivalent)	267,900	268,600	264,700	265,200	265,800

(1)
Tangible common equity is a non-GAAP financial measure and represents total equity less preferred equity, noncontrolling interests, and goodwill and certain identifiable intangible assets (including goodwill and intangible assets associated with certain of our nonmarketable equity investments but excluding mortgage servicing rights), net of applicable deferred taxes. The methodology of determining tangible common equity may differ among companies. Management believes that return on average tangible common equity and tangible book value per common share, which utilize tangible common equity, are useful financial measures because they enable investors and others to assess the Company's use of equity. For additional information, including a corresponding reconciliation to GAAP financial measures, see the "Tangible Common Equity" tables on page 35.

(2)	The efficiency ratio is noninterest expense divided by total revenue (net interest income and noninterest income).

(3)
Pre-tax pre-provision profit (PTPP) is total revenue less noninterest expense. Management believes that PTPP is a useful financial measure because it enables investors and others to assess the Company’s ability to generate capital to cover credit losses through a credit cycle.

(4)	Consumer and small business banking deposits are total deposits excluding mortgage escrow and wholesale deposits.

(5)	Book value per common share is common stockholders' equity divided by common shares outstanding. Tangible book value per common share is tangible common equity divided by common shares outstanding.

Wells Fargo & Company and Subsidiaries
CONSOLIDATED STATEMENT OF INCOME

	Quarter ended June 30,		%	Six months ended June 30,		%
(in millions, except per share amounts)	2016	2015	Change	2016	2015	Change
Interest income
Trading assets	$572	483	18%	$1,168	928	26%
Investment securities	2,176	2,181	—	4,438	4,325	3
Mortgages held for sale	181	209	(13)	342	386	(11)
Loans held for sale	3	5	(40)	5	10	(50)
Loans	9,822	9,098	8	19,399	18,036	8
Other interest income	392	250	57	766	504	52
Total interest income	13,146	12,226	8	26,118	24,189	8
Interest expense
Deposits	332	232	43	639	490	30
Short-term borrowings	77	21	267	144	39	269
Long-term debt	921	620	49	1,763	1,224	44
Other interest expense	83	83	—	172	180	(4)
Total interest expense	1,413	956	48	2,718	1,933	41
Net interest income	11,733	11,270	4	23,400	22,256	5
Provision for credit losses	1,074	300	258	2,160	908	138
Net interest income after provision for credit losses	10,659	10,970	(3)	21,240	21,348	(1)
Noninterest income
Service charges on deposit accounts	1,336	1,289	4	2,645	2,504	6
Trust and investment fees	3,547	3,710	(4)	6,932	7,387	(6)
Card fees	997	930	7	1,938	1,801	8
Other fees	906	1,107	(18)	1,839	2,185	(16)
Mortgage banking	1,414	1,705	(17)	3,012	3,252	(7)
Insurance	286	461	(38)	713	891	(20)
Net gains from trading activities	328	133	147	528	541	(2)
Net gains on debt securities	447	181	147	691	459	51
Net gains from equity investments	189	517	(63)	433	887	(51)
Lease income	497	155	221	870	287	203
Other	482	(140)	NM	1,356	146	829
Total noninterest income	10,429	10,048	4	20,957	20,340	3
Noninterest expense
Salaries	4,099	3,936	4	8,135	7,787	4
Commission and incentive compensation	2,604	2,606	—	5,249	5,291	(1)
Employee benefits	1,244	1,106	12	2,770	2,583	7
Equipment	493	470	5	1,021	964	6
Net occupancy	716	710	1	1,427	1,433	—
Core deposit and other intangibles	299	312	(4)	592	624	(5)
FDIC and other deposit assessments	255	222	15	505	470	7
Other	3,156	3,107	2	6,195	5,824	6
Total noninterest expense	12,866	12,469	3	25,894	24,976	4
Income before income tax expense	8,222	8,549	(4)	16,303	16,712	(2)
Income tax expense	2,649	2,763	(4)	5,216	5,042	3
Net income before noncontrolling interests	5,573	5,786	(4)	11,087	11,670	(5)
Less: Net income from noncontrolling interests	15	67	(78)	67	147	(54)
Wells Fargo net income	$5,558	5,719	(3)	$11,020	11,523	(4)
Less: Preferred stock dividends and other	385	356	8	762	699	9
Wells Fargo net income applicable to common stock	$5,173	5,363	(4)	$10,258	10,824	(5)
Per share information
Earnings per common share	$1.02	1.04	(2)	$2.02	2.10	(4)
Diluted earnings per common share	1.01	1.03	(2)	2.00	2.07	(3)
Dividends declared per common share	0.380	0.375	1	0.755	0.725	4
Average common shares outstanding	5,066.9	5,151.9	(2)	5,071.3	5,156.1	(2)
Diluted average common shares outstanding	5,118.1	5,220.5	(2)	5,129.8	5,233.2	(2)
NM – Not meaningful

Wells Fargo & Company and Subsidiaries
FIVE QUARTER CONSOLIDATED STATEMENT OF INCOME

	Quarter ended
(in millions, except per share amounts)	Jun 30, 2016	Mar 31, 2016	Dec 31, 2015	Sep 30, 2015	Jun 30, 2015
Interest income
Trading assets	$572	596	558	485	483
Investment securities	2,176	2,262	2,323	2,289	2,181
Mortgages held for sale	181	161	176	223	209
Loans held for sale	3	2	5	4	5
Loans	9,822	9,577	9,323	9,216	9,098
Other interest income	392	374	258	228	250
Total interest income	13,146	12,972	12,643	12,445	12,226
Interest expense
Deposits	332	307	241	232	232
Short-term borrowings	77	67	13	12	21
Long-term debt	921	842	713	655	620
Other interest expense	83	89	88	89	83
Total interest expense	1,413	1,305	1,055	988	956
Net interest income	11,733	11,667	11,588	11,457	11,270
Provision for credit losses	1,074	1,086	831	703	300
Net interest income after provision for credit losses	10,659	10,581	10,757	10,754	10,970
Noninterest income
Service charges on deposit accounts	1,336	1,309	1,329	1,335	1,289
Trust and investment fees	3,547	3,385	3,511	3,570	3,710
Card fees	997	941	966	953	930
Other fees	906	933	1,040	1,099	1,107
Mortgage banking	1,414	1,598	1,660	1,589	1,705
Insurance	286	427	427	376	461
Net gains (losses) from trading activities	328	200	99	(26)	133
Net gains on debt securities	447	244	346	147	181
Net gains from equity investments	189	244	423	920	517
Lease income	497	373	145	189	155
Other	482	874	52	266	(140)
Total noninterest income	10,429	10,528	9,998	10,418	10,048
Noninterest expense
Salaries	4,099	4,036	4,061	4,035	3,936
Commission and incentive compensation	2,604	2,645	2,457	2,604	2,606
Employee benefits	1,244	1,526	1,042	821	1,106
Equipment	493	528	640	459	470
Net occupancy	716	711	725	728	710
Core deposit and other intangibles	299	293	311	311	312
FDIC and other deposit assessments	255	250	258	245	222
Other	3,156	3,039	3,105	3,196	3,107
Total noninterest expense	12,866	13,028	12,599	12,399	12,469
Income before income tax expense	8,222	8,081	8,156	8,773	8,549
Income tax expense	2,649	2,567	2,533	2,790	2,763
Net income before noncontrolling interests	5,573	5,514	5,623	5,983	5,786
Less: Net income from noncontrolling interests	15	52	48	187	67
Wells Fargo net income	$5,558	5,462	5,575	5,796	5,719
Less: Preferred stock dividends and other	385	377	372	353	356
Wells Fargo net income applicable to common stock	$5,173	5,085	5,203	5,443	5,363
Per share information
Earnings per common share	$1.02	1.00	1.02	1.06	1.04
Diluted earnings per common share	1.01	0.99	1.00	1.05	1.03
Dividends declared per common share	0.380	0.375	0.375	0.375	0.375
Average common shares outstanding	5,066.9	5,075.7	5,108.5	5,125.8	5,151.9
Diluted average common shares outstanding	5,118.1	5,139.4	5,177.9	5,193.8	5,220.5

Wells Fargo & Company and Subsidiaries
CONSOLIDATED STATEMENT OF COMPREHENSIVE INCOME

	Quarter ended June 30,		%	Six months ended June 30,		%
(in millions)	2016	2015	Change	2016	2015	Change
Wells Fargo net income	$5,558	5,719	(3)%	$11,020	11,523	(4)%
Other comprehensive income (loss), before tax:
Investment securities:
Net unrealized gains (losses) arising during the period	1,571	(1,969)	NM	2,366	(1,576)	NM
Reclassification of net gains to net income	(504)	(218)	131	(808)	(518)	56
Derivatives and hedging activities:
Net unrealized gains (losses) arising during the period	1,057	(488)	NM	3,056	464	559
Reclassification of net gains on cash flow hedges to net income	(265)	(268)	(1)	(521)	(502)	4
Defined benefit plans adjustments:
Net actuarial losses arising during the period	(19)	—	NM	(27)	(11)	145
Amortization of net actuarial loss, settlements and other to net income	39	30	30	76	73	4
Foreign currency translation adjustments:
Net unrealized gains (losses) arising during the period	(6)	10	NM	37	(45)	NM
Other comprehensive income (loss), before tax	1,873	(2,903)	NM	4,179	(2,115)	NM
Income tax (expense) benefit related to other comprehensive income	(714)	1,040	NM	(1,571)	812	NM
Other comprehensive income (loss), net of tax	1,159	(1,863)	NM	2,608	(1,303)	NM
Less: Other comprehensive income (loss) from noncontrolling interests	(15)	(154)	(90)	(43)	147	NM
Wells Fargo other comprehensive income (loss), net of tax	1,174	(1,709)	NM	2,651	(1,450)	NM
Wells Fargo comprehensive income	6,732	4,010	68	13,671	10,073	36
Comprehensive income (loss) from noncontrolling interests	—	(87)	(100)	24	294	(92)
Total comprehensive income	$6,732	3,923	72	$13,695	10,367	32
NM – Not meaningful
FIVE QUARTER CONDENSED CONSOLIDATED STATEMENT OF CHANGES IN TOTAL EQUITY

	Quarter ended
(in millions)	Jun 30, 2016	Mar 31, 2016	Dec 31, 2015	Sep 30, 2015	Jun 30, 2015
Balance, beginning of period	$198,504	193,891	194,043	190,676	189,964
Cumulative effect from change in consolidation accounting (1)	—	121	—	—	—
Wells Fargo net income	5,558	5,462	5,575	5,796	5,719
Wells Fargo other comprehensive income (loss), net of tax	1,174	1,477	(2,092)	321	(1,709)
Noncontrolling interests	(92)	(5)	(100)	(123)	(51)
Common stock issued	397	1,079	310	505	502
Common stock repurchased (2)	(2,214)	(2,029)	(1,974)	(2,137)	(1,994)
Preferred stock released by ESOP	371	313	210	225	349
Common stock warrants repurchased/exercised	—	—	—	(17)	(24)
Preferred stock issued	1,126	975	—	975	—
Common stock dividends	(1,930)	(1,904)	(1,917)	(1,926)	(1,932)
Preferred stock dividends	(386)	(378)	(371)	(356)	(355)
Tax benefit from stock incentive compensation	23	149	22	22	55
Stock incentive compensation expense	139	369	204	98	166
Net change in deferred compensation and related plans	(9)	(1,016)	(19)	(16)	(14)
Balance, end of period	$202,661	198,504	193,891	194,043	190,676

(1)
Effective January 1, 2016, we adopted changes in consolidation accounting pursuant to Accounting Standards Update 2015-02 (Amendments to the Consolidation Analysis). Accordingly, we recorded a $121 million net increase to beginning noncontrolling interests as a cumulative-effect adjustment.

(2)
For the quarters ended December 31 and June 30, 2015, includes $500 million and $750 million related to private forward repurchase transactions that settled in subsequent quarters for 9.2 million and 13.6 million shares of common stock, respectively.

Wells Fargo & Company and Subsidiaries
AVERAGE BALANCES, YIELDS AND RATES PAID (TAXABLE-EQUIVALENT BASIS) (1)(2)

	Quarter ended June 30,
	2016			2015
(in millions)	Average balance	Yields/ rates	Interest income/ expense	Average balance	Yields/ rates	Interest income/ expense
Earning assets
Federal funds sold, securities purchased under resale agreements and other short-term investments	$293,783	0.49%	$359	267,101	0.28%	$186
Trading assets	81,380	2.86	582	67,615	2.91	492
Investment securities (3):
Available-for-sale securities:
Securities of U.S. Treasury and federal agencies	31,525	1.56	123	31,748	1.58	125
Securities of U.S. states and political subdivisions	52,201	4.24	553	47,075	4.13	486
Mortgage-backed securities:
Federal agencies	92,010	2.53	583	97,958	2.65	650
Residential and commercial	19,571	5.44	266	22,677	5.84	331
Total mortgage-backed securities	111,581	3.04	849	120,635	3.25	981
Other debt and equity securities	53,301	3.48	461	48,816	3.51	427
Total available-for-sale securities	248,608	3.20	1,986	248,274	3.25	2,019
Held-to-maturity securities:
Securities of U.S. Treasury and federal agencies	44,671	2.19	243	44,492	2.19	243
Securities of U.S. states and political subdivisions	2,155	5.41	29	2,090	5.17	27
Federal agency mortgage-backed securities	35,057	1.90	166	21,044	2.00	105
Other debt securities	4,077	1.92	20	6,270	1.70	26
Total held-to-maturity securities	85,960	2.14	458	73,896	2.18	401
Total investment securities	334,568	2.93	2,444	322,170	3.01	2,420
Mortgages held for sale (4)	20,140	3.60	181	23,456	3.57	209
Loans held for sale (4)	239	4.83	3	666	3.51	5
Loans:
Commercial:
Commercial and industrial - U.S.	270,862	3.45	2,328	231,551	3.36	1,939
Commercial and industrial - Non U.S.	51,201	2.35	300	45,123	1.93	217
Real estate mortgage	126,126	3.41	1,069	113,089	3.48	982
Real estate construction	23,115	3.49	200	20,771	4.12	214
Lease financing	18,930	5.12	242	12,364	5.16	160
Total commercial	490,234	3.39	4,139	422,898	3.33	3,512
Consumer:
Real estate 1-4 family first mortgage	275,854	4.01	2,765	266,023	4.12	2,740
Real estate 1-4 family junior lien mortgage	50,609	4.37	551	57,066	4.23	603
Credit card	33,368	11.52	956	30,373	11.69	885
Automobile	61,149	5.66	860	56,974	5.88	836
Other revolving credit and installment	39,537	5.91	581	37,112	5.88	544
Total consumer	460,517	4.98	5,713	447,548	5.02	5,608
Total loans (4)	950,751	4.16	9,852	870,446	4.20	9,120
Other	6,014	2.30	35	4,859	5.14	64
Total earning assets	$1,686,875	3.20%	$13,456	1,556,313	3.22%	$12,496
Funding sources
Deposits:
Interest-bearing checking	$39,772	0.13%	$13	38,551	0.05%	$5
Market rate and other savings	658,944	0.07	110	619,837	0.06	87
Savings certificates	26,246	0.35	23	32,454	0.63	52
Other time deposits	61,170	0.85	129	52,238	0.42	55
Deposits in foreign offices	97,525	0.23	57	104,334	0.13	33
Total interest-bearing deposits	883,657	0.15	332	847,414	0.11	232
Short-term borrowings	111,848	0.28	78	84,499	0.09	21
Long-term debt	236,156	1.56	921	185,093	1.34	620
Other liabilities	16,336	2.06	83	16,405	2.03	83
Total interest-bearing liabilities	1,247,997	0.45	1,414	1,133,411	0.34	956
Portion of noninterest-bearing funding sources	438,878			422,902
Total funding sources	$1,686,875	0.34	1,414	1,556,313	0.25	956
Net interest margin and net interest income on a taxable-equivalent basis (5)		2.86%	$12,042		2.97%	$11,540
Noninterest-earning assets
Cash and due from banks	$18,818			17,462
Goodwill	27,037			25,705
Other	129,354			129,798
Total noninterest-earning assets	$175,209			172,965
Noninterest-bearing funding sources
Deposits	$353,001			337,890
Other liabilities	60,083			67,595
Total equity	201,003			190,382
Noninterest-bearing funding sources used to fund earning assets	(438,878)			(422,902)
Net noninterest-bearing funding sources	$175,209			172,965
Total assets	$1,862,084			1,729,278

(1)
Our average prime rate was 3.50% and 3.25% for the quarters ended June 30, 2016 and 2015, respectively. The average three-month London Interbank Offered Rate (LIBOR) was 0.64% and 0.28% for the same quarters, respectively.

(2)	Yields/rates and amounts include the effects of hedge and risk management activities associated with the respective asset and liability categories.

(3)
Yields and rates are based on interest income/expense amounts for the period, annualized based on the accrual basis for the respective accounts. The average balance amounts represent amortized cost for the periods presented.

(4)	Nonaccrual loans and related income are included in their respective loan categories.

(5)
Includes taxable-equivalent adjustments of $309 million and $270 million for the quarters ended June 30, 2016 and 2015, respectively, predominantly related to tax-exempt income on certain loans and securities. The federal statutory tax rate was 35% for the periods presented.

Wells Fargo & Company and Subsidiaries
AVERAGE BALANCES, YIELDS AND RATES PAID (TAXABLE-EQUIVALENT BASIS) (1)(2)

	Six months ended June 30,
	2016			2015
(in millions)	Average balance	Yields/ rates	Interest income/ expense	Average balance	Yields/ rates	Interest income/ expense
Earning assets
Federal funds sold, securities purchased under resale agreements and other short-term investments	$289,240	0.49%	$703	271,392	0.28%	$376
Trading assets	80,922	2.94	1,187	65,309	2.89	945
Investment securities (3):
Available-for-sale securities:
Securities of U.S. Treasury and federal agencies	33,000	1.58	259	28,971	1.56	225
Securities of U.S. states and political subdivisions	51,357	4.24	1,088	46,017	4.16	958
Mortgage-backed securities:
Federal agencies	94,216	2.67	1,258	100,064	2.71	1,356
Residential and commercial	20,199	5.32	537	23,304	5.77	673
Total mortgage-backed securities	114,415	3.14	1,795	123,368	3.29	2,029
Other debt and equity securities	53,430	3.34	890	47,938	3.47	827
Total available-for-sale securities	252,202	3.20	4,032	246,294	3.28	4,039
Held-to-maturity securities:
Securities of U.S. Treasury and federal agencies	44,667	2.19	487	43,685	2.20	477
Securities of U.S. states and political subdivisions	2,155	5.41	58	2,019	5.16	52
Federal agency mortgage-backed securities	31,586	2.16	341	16,208	1.95	158
Other debt securities	4,338	1.92	42	6,530	1.71	55
Total held-to-maturity securities	82,746	2.25	928	68,442	2.18	742
Total investment securities	334,948	2.97	4,960	314,736	3.04	4,781
Mortgages held for sale (4)	19,005	3.60	342	21,530	3.59	386
Loans held for sale (4)	260	3.97	5	683	3.08	10
Loans:
Commercial:
Commercial and industrial - U.S.	264,295	3.42	4,505	229,627	3.32	3,783
Commercial and industrial - Non U.S.	50,354	2.23	558	45,093	1.90	426
Real estate mortgage	124,432	3.41	2,109	112,298	3.52	1,963
Real estate construction	22,859	3.55	403	20,135	3.83	383
Lease financing	16,989	4.95	420	12,341	5.06	312
Total commercial	478,929	3.35	7,995	419,494	3.30	6,867
Consumer:
Real estate 1-4 family first mortgage	275,288	4.03	5,547	265,923	4.12	5,481
Real estate 1-4 family junior lien mortgage	51,423	4.38	1,122	57,968	4.25	1,224
Credit card	33,367	11.56	1,919	30,376	11.74	1,768
Automobile	60,631	5.66	1,708	56,492	5.91	1,657
Other revolving credit and installment	39,348	5.95	1,165	36,620	5.94	1,079
Total consumer	460,057	5.00	11,461	447,379	5.03	11,209
Total loans (4)	938,986	4.16	19,456	866,873	4.19	18,076
Other	5,910	2.18	65	4,795	5.27	127
Total earning assets	$1,669,271	3.21%	$26,718	1,545,318	3.21%	$24,701
Funding sources
Deposits:
Interest-bearing checking	$39,242	0.12%	$24	38,851	0.05%	$10
Market rate and other savings	655,247	0.07	217	616,643	0.06	184
Savings certificates	27,063	0.40	54	33,525	0.69	116
Other time deposits	59,688	0.80	236	54,381	0.41	111
Deposits in foreign offices	97,604	0.22	108	104,932	0.13	69
Total interest-bearing deposits	878,844	0.15	639	848,332	0.12	490
Short-term borrowings	109,853	0.27	145	78,141	0.10	39
Long-term debt	226,519	1.56	1,763	184,432	1.33	1,224
Other liabilities	16,414	2.10	172	16,648	2.17	180
Total interest-bearing liabilities	1,231,630	0.44	2,719	1,127,553	0.34	1,933
Portion of noninterest-bearing funding sources	437,641	—	—	417,765	—	—
Total funding sources	$1,669,271	0.33	2,719	1,545,318	0.25	1,933
Net interest margin and net interest income on a taxable-equivalent basis (5)		2.88%	$23,999		2.96%	$22,768
Noninterest-earning assets
Cash and due from banks	$18,407			17,262
Goodwill	26,553			25,705
Other	126,749			130,312
Total noninterest-earning assets	$171,709			173,279
Noninterest-bearing funding sources
Deposits	$349,200			331,745
Other liabilities	61,355			69,779
Total equity	198,795			189,520
Noninterest-bearing funding sources used to fund earning assets	(437,641)			(417,765)
Net noninterest-bearing funding sources	$171,709			173,279
Total assets	$1,840,980			1,718,597

(1)
Our average prime rate was 3.50% and 3.25% for the first half of 2016 and 2015, respectively. The average three-month London Interbank Offered Rate (LIBOR) was 0.63% and 0.27% for the same periods, respectively.

(2)	Yields/rates and amounts include the effects of hedge and risk management activities associated with the respective asset and liability categories.

(3)
Yields and rates are based on interest income/expense amounts for the period, annualized based on the accrual basis for the respective accounts. The average balance amounts represent amortized cost for the periods presented.

(4)	Nonaccrual loans and related income are included in their respective loan categories.

(5)
Includes taxable-equivalent adjustments of $599 million and $512 million for the first half of 2016 and 2015, respectively, predominantly related to tax-exempt income on certain loans and securities. The federal statutory tax rate was 35% for the periods presented.

Wells Fargo & Company and Subsidiaries
FIVE QUARTER AVERAGE BALANCES, YIELDS AND RATES PAID (TAXABLE-EQUIVALENT BASIS) (1)(2)

	Quarter ended
	Jun 30, 2016		Mar 31, 2016		Dec 31, 2015		Sep 30, 2015		Jun 30, 2015
($ in billions)	Average balance	Yields/ rates	Average balance	Yields/ rates	Average balance	Yields/ rates	Average balance	Yields/ rates	Average balance	Yields/ rates
Earning assets
Federal funds sold, securities purchased under resale agreements and other short-term investments	$293.8	0.49%	$284.7	0.49%	$274.6	0.28%	$250.1	0.26%	$267.1	0.28%
Trading assets	81.4	2.86	80.5	3.01	68.8	3.33	67.2	2.93	67.6	2.91
Investment securities (3):
Available-for-sale securities:
Securities of U.S. Treasury and federal agencies	31.5	1.56	34.4	1.59	34.6	1.58	35.7	1.59	31.7	1.58
Securities of U.S. states and political subdivisions	52.2	4.24	50.5	4.24	49.3	4.37	48.2	4.22	47.1	4.13
Mortgage-backed securities:
Federal agencies	92.0	2.53	96.5	2.80	102.3	2.79	98.4	2.70	98.0	2.65
Residential and commercial	19.6	5.44	20.8	5.20	21.5	5.51	21.9	5.84	22.7	5.84
Total mortgage-backed securities	111.6	3.04	117.3	3.23	123.8	3.26	120.3	3.27	120.7	3.25
Other debt and equity securities	53.3	3.48	53.6	3.21	52.7	3.35	50.4	3.40	48.8	3.51
Total available-for-sale securities	248.6	3.20	255.8	3.20	260.4	3.27	254.6	3.24	248.3	3.25
Held-to-maturity securities:
Securities of U.S. Treasury and federal agencies	44.6	2.19	44.7	2.20	44.7	2.18	44.6	2.18	44.5	2.19
Securities of U.S. states and political subdivisions	2.2	5.41	2.1	5.41	2.1	6.07	2.2	5.17	2.1	5.17
Federal agency mortgage-backed securities	35.1	1.90	28.1	2.49	28.2	2.42	27.1	2.38	21.0	2.00
Other debt securities	4.1	1.92	4.6	1.92	4.9	1.77	5.4	1.75	6.3	1.70
Total held-to-maturity securities	86.0	2.14	79.5	2.37	79.9	2.35	79.3	2.30	73.9	2.18
Total investment securities	334.6	2.93	335.3	3.01	340.3	3.05	333.9	3.02	322.2	3.01
Mortgages held for sale	20.1	3.60	17.9	3.59	19.2	3.66	24.2	3.69	23.5	3.57
Loans held for sale	0.2	4.83	0.3	3.23	0.4	4.96	0.6	2.57	0.7	3.51
Loans:
Commercial:
Commercial and industrial - U.S.	270.9	3.45	257.7	3.39	250.5	3.25	241.4	3.30	231.5	3.36
Commercial and industrial - Non U.S.	51.2	2.35	49.5	2.10	48.0	1.97	45.9	1.83	45.1	1.93
Real estate mortgage	126.1	3.41	122.7	3.41	121.8	3.30	121.0	3.31	113.1	3.48
Real estate construction	23.1	3.49	22.6	3.61	22.0	3.27	21.6	3.39	20.8	4.12
Lease financing	19.0	5.12	15.1	4.74	12.2	4.48	12.3	4.18	12.4	5.16
Total commercial	490.3	3.39	467.6	3.31	454.5	3.16	442.2	3.18	422.9	3.33
Consumer:
Real estate 1-4 family first mortgage	275.9	4.01	274.7	4.05	272.9	4.04	269.4	4.10	266.0	4.12
Real estate 1-4 family junior lien mortgage	50.6	4.37	52.2	4.39	53.8	4.28	55.3	4.22	57.0	4.23
Credit card	33.4	11.52	33.4	11.61	32.8	11.61	31.7	11.73	30.4	11.69
Automobile	61.1	5.66	60.1	5.67	59.5	5.74	58.5	5.80	57.0	5.88
Other revolving credit and installment	39.5	5.91	39.2	5.99	38.8	5.83	38.0	5.84	37.1	5.88
Total consumer	460.5	4.98	459.6	5.02	457.8	4.99	452.9	5.01	447.5	5.02
Total loans	950.8	4.16	927.2	4.16	912.3	4.08	895.1	4.11	870.4	4.20
Other	6.0	2.30	5.8	2.06	5.1	4.82	5.0	5.11	4.8	5.14
Total earning assets	$1,686.9	3.20%	$1,651.7	3.22%	$1,620.7	3.18%	$1,576.1	3.21%	$1,556.3	3.22%
Funding sources
Deposits:
Interest-bearing checking	$39.8	0.13%	$38.7	0.12%	$39.1	0.05%	$37.8	0.05%	$38.6	0.05%
Market rate and other savings	659.0	0.07	651.5	0.07	640.5	0.06	628.1	0.06	619.8	0.06
Savings certificates	26.2	0.35	27.9	0.45	29.6	0.54	30.9	0.58	32.5	0.63
Other time deposits	61.2	0.85	58.2	0.74	49.8	0.52	48.7	0.46	52.2	0.42
Deposits in foreign offices	97.5	0.23	97.7	0.21	107.1	0.14	111.5	0.13	104.3	0.13
Total interest-bearing deposits	883.7	0.15	874.0	0.14	866.1	0.11	857.0	0.11	847.4	0.11
Short-term borrowings	111.8	0.28	107.9	0.25	102.9	0.05	90.4	0.06	84.5	0.09
Long-term debt	236.2	1.56	216.9	1.56	190.9	1.49	180.6	1.45	185.1	1.34
Other liabilities	16.3	2.06	16.5	2.14	16.5	2.14	16.4	2.13	16.4	2.03
Total interest-bearing liabilities	1,248.0	0.45	1,215.3	0.43	1,176.4	0.36	1,144.4	0.34	1,133.4	0.34
Portion of noninterest-bearing funding sources	438.9	—	436.4	—	444.3	—	431.7	—	422.9	—
Total funding sources	$1,686.9	0.34	$1,651.7	0.32	$1,620.7	0.26	$1,576.1	0.25	$1,556.3	0.25
Net interest margin on a taxable-equivalent basis		2.86%		2.90%		2.92%		2.96%		2.97%
Noninterest-earning assets
Cash and due from banks	$18.8		18.0		17.8		17.0		17.5
Goodwill	27.0		26.1		25.6		25.7		25.7
Other	129.4		124.1		123.2		127.6		129.8
Total noninterest-earnings assets	$175.2		168.2		166.6		170.3		173.0
Noninterest-bearing funding sources
Deposits	$353.0		345.4		350.7		341.9		337.9
Other liabilities	60.1		62.6		65.2		67.9		67.6
Total equity	201.0		196.6		195.0		192.2		190.4
Noninterest-bearing funding sources used to fund earning assets	(438.9)		(436.4)		(444.3)		(431.7)		(422.9)
Net noninterest-bearing funding sources	$175.2		168.2		166.6		170.3		173.0
Total assets	$1,862.1		1,819.9		1,787.3		1,746.4		1,729.3

(1)
Our average prime rate was 3.50% for the quarters ended June 30 and March 31, 2016, 3.29% for the quarter ended December 31, 2015, and 3.25% for the quarters ended September 30 and June 30, 2015. The average three-month London Interbank Offered Rate (LIBOR) was 0.64%, 0.62%, 0.41%, 0.31% and 0.28% for the same quarters, respectively.

(2)	Yields/rates include the effects of hedge and risk management activities associated with the respective asset and liability categories.

(3)
Yields and rates are based on interest income/expense amounts for the period, annualized based on the accrual basis for the respective accounts. The average balance amounts represent amortized cost for the periods presented.

Wells Fargo & Company and Subsidiaries
NONINTEREST INCOME

	Quarter ended June 30,		%	Six months ended June 30,		%
(in millions)	2016	2015	Change	2016	2015	Change
Service charges on deposit accounts	$1,336	1,289	4%	$2,645	2,504	6%
Trust and investment fees:
Brokerage advisory, commissions and other fees	2,291	2,399	(5)	4,530	4,779	(5)
Trust and investment management	835	861	(3)	1,650	1,713	(4)
Investment banking	421	450	(6)	752	895	(16)
Total trust and investment fees	3,547	3,710	(4)	6,932	7,387	(6)
Card fees	997	930	7	1,938	1,801	8
Other fees:
Charges and fees on loans	317	304	4	630	613	3
Cash network fees	138	132	5	269	257	5
Commercial real estate brokerage commissions	86	141	(39)	203	270	(25)
Letters of credit fees	83	90	(8)	161	178	(10)
Wire transfer and other remittance fees	101	93	9	193	180	7
All other fees (1)(2)(3)	181	347	(48)	383	687	(44)
Total other fees	906	1,107	(18)	1,839	2,185	(16)
Mortgage banking:
Servicing income, net	360	514	(30)	1,210	1,037	17
Net gains on mortgage loan origination/sales activities	1,054	1,191	(12)	1,802	2,215	(19)
Total mortgage banking	1,414	1,705	(17)	3,012	3,252	(7)
Insurance	286	461	(38)	713	891	(20)
Net gains (losses) from trading activities	328	133	147	528	541	(2)
Net gains on debt securities	447	181	147	691	459	51
Net gains from equity investments	189	517	(63)	433	887	(51)
Lease income	497	155	221	870	287	203
Life insurance investment income	149	145	3	303	290	4
All other (3)	333	(285)	NM	1,053	(144)	NM
Total	$10,429	10,048	4	$20,957	20,340	3
NM – Not meaningful

(1)	Wire transfer and other remittance fees, reflected in all other fees prior to 2016, have been separately disclosed.

(2)	All other fees have been revised to include merchant processing fees for all periods presented.

(3)	Effective fourth quarter 2015, the Company's proportionate share of its merchant services joint venture earnings is included in All other income.

NONINTEREST EXPENSE

	Quarter ended June 30,		%	Six months ended June 30,		%
(in millions)	2016	2015	Change	2016	2015	Change
Salaries	$4,099	3,936	4%	$8,135	7,787	4%
Commission and incentive compensation	2,604	2,606	—	5,249	5,291	(1)
Employee benefits	1,244	1,106	12	2,770	2,583	7
Equipment	493	470	5	1,021	964	6
Net occupancy	716	710	1	1,427	1,433	—
Core deposit and other intangibles	299	312	(4)	592	624	(5)
FDIC and other deposit assessments	255	222	15	505	470	7
Outside professional services	769	627	23	1,352	1,175	15
Operating losses	334	521	(36)	788	816	(3)
Outside data processing	225	269	(16)	433	522	(17)
Contract services	283	238	19	565	463	22
Postage, stationery and supplies	153	180	(15)	316	351	(10)
Travel and entertainment	193	172	12	365	330	11
Advertising and promotion	166	169	(2)	300	287	5
Insurance	22	156	(86)	133	296	(55)
Telecommunications	94	113	(17)	186	224	(17)
Foreclosed assets	66	117	(44)	144	252	(43)
Operating leases	352	64	450	587	126	366
All other	499	481	4	1,026	982	4
Total	$12,866	12,469	3	$25,894	24,976	4

Wells Fargo & Company and Subsidiaries
FIVE QUARTER NONINTEREST INCOME

	Quarter ended
(in millions)	Jun 30, 2016	Mar 31, 2016	Dec 31, 2015	Sep 30, 2015	Jun 30, 2015
Service charges on deposit accounts	$1,336	1,309	1,329	1,335	1,289
Trust and investment fees:
Brokerage advisory, commissions and other fees	2,291	2,239	2,288	2,368	2,399
Trust and investment management	835	815	838	843	861
Investment banking	421	331	385	359	450
Total trust and investment fees	3,547	3,385	3,511	3,570	3,710
Card fees	997	941	966	953	930
Other fees:
Charges and fees on loans	317	313	308	307	304
Cash network fees	138	131	129	136	132
Commercial real estate brokerage commissions	86	117	224	124	141
Letters of credit fees	83	78	86	89	90
Wire transfer and other remittance fees	101	92	95	95	93
All other fees (1)(2)(3)	181	202	198	348	347
Total other fees	906	933	1,040	1,099	1,107
Mortgage banking:
Servicing income, net	360	850	730	674	514
Net gains on mortgage loan origination/sales activities	1,054	748	930	915	1,191
Total mortgage banking	1,414	1,598	1,660	1,589	1,705
Insurance	286	427	427	376	461
Net gains (losses) from trading activities	328	200	99	(26)	133
Net gains on debt securities	447	244	346	147	181
Net gains from equity investments	189	244	423	920	517
Lease income	497	373	145	189	155
Life insurance investment income	149	154	139	150	145
All other (3)	333	720	(87)	116	(285)
Total	$10,429	10,528	9,998	10,418	10,048

(1)	Wire transfer and other remittance fees, reflected in all other fees prior to 2016, have been separately disclosed.

(2)	All other fees have been revised to include merchant processing fees for all periods presented.

(3)	Effective fourth quarter 2015, the Company's proportionate share of its merchant services joint venture earnings is included in All other income.

FIVE QUARTER NONINTEREST EXPENSE

	Quarter ended
(in millions)	Jun 30, 2016	Mar 31, 2016	Dec 31, 2015	Sep 30, 2015	Jun 30, 2015
Salaries	$4,099	4,036	4,061	4,035	3,936
Commission and incentive compensation	2,604	2,645	2,457	2,604	2,606
Employee benefits	1,244	1,526	1,042	821	1,106
Equipment	493	528	640	459	470
Net occupancy	716	711	725	728	710
Core deposit and other intangibles	299	293	311	311	312
FDIC and other deposit assessments	255	250	258	245	222
Outside professional services	769	583	827	663	627
Operating losses	334	454	532	523	521
Outside data processing	225	208	205	258	269
Contract services	283	282	266	249	238
Postage, stationery and supplies	153	163	177	174	180
Travel and entertainment	193	172	196	166	172
Advertising and promotion	166	134	184	135	169
Insurance	22	111	57	95	156
Telecommunications	94	92	106	109	113
Foreclosed assets	66	78	20	109	117
Operating leases	352	235	73	79	64
All other	499	527	462	636	481
Total	$12,866	13,028	12,599	12,399	12,469

Wells Fargo & Company and Subsidiaries
CONSOLIDATED BALANCE SHEET

(in millions, except shares)	Jun 30, 2016	Dec 31, 2015	% Change
Assets
Cash and due from banks	$20,407	19,111	7%
Federal funds sold, securities purchased under resale agreements and other short-term investments	295,521	270,130	9
Trading assets	80,093	77,202	4
Investment securities:
Available-for-sale, at fair value	253,006	267,358	(5)
Held-to-maturity, at cost	100,420	80,197	25
Mortgages held for sale	23,930	19,603	22
Loans held for sale	220	279	(21)
Loans	957,157	916,559	4
Allowance for loan losses	(11,664)	(11,545)	1
Net loans	945,493	905,014	4
Mortgage servicing rights:
Measured at fair value	10,396	12,415	(16)
Amortized	1,353	1,308	3
Premises and equipment, net	8,289	8,704	(5)
Goodwill	26,963	25,529	6
Other assets	123,144	100,782	22
Total assets	$1,889,235	1,787,632	6
Liabilities
Noninterest-bearing deposits	$361,934	351,579	3
Interest-bearing deposits	883,539	871,733	1
Total deposits	1,245,473	1,223,312	2
Short-term borrowings	120,258	97,528	23
Accrued expenses and other liabilities	76,916	73,365	5
Long-term debt	243,927	199,536	22
Total liabilities	1,686,574	1,593,741	6
Equity
Wells Fargo stockholders’ equity:
Preferred stock	24,830	22,214	12
Common stock – $1-2/3 par value, authorized 9,000,000,000 shares; issued 5,481,811,474 shares	9,136	9,136	—
Additional paid-in capital	60,691	60,714	—
Retained earnings	127,076	120,866	5
Cumulative other comprehensive income	2,948	297	893
Treasury stock – 433,317,519 shares and 389,682,664 shares	(21,068)	(18,867)	12
Unearned ESOP shares	(1,868)	(1,362)	37
Total Wells Fargo stockholders’ equity	201,745	192,998	5
Noncontrolling interests	916	893	3
Total equity	202,661	193,891	5
Total liabilities and equity	$1,889,235	1,787,632	6

Wells Fargo & Company and Subsidiaries
FIVE QUARTER CONSOLIDATED BALANCE SHEET

(in millions)	Jun 30, 2016	Mar 31, 2016	Dec 31, 2015	Sep 30, 2015	Jun 30, 2015
Assets
Cash and due from banks	$20,407	19,084	19,111	17,395	19,687
Federal funds sold, securities purchased under resale agreements and other short-term investments	295,521	300,547	270,130	254,811	232,247
Trading assets	80,093	73,158	77,202	73,894	80,236
Investment securities:
Available-for-sale, at fair value	253,006	255,551	267,358	266,406	260,667
Held-to-maturity, at cost	100,420	79,348	80,197	78,668	80,102
Mortgages held for sale	23,930	18,041	19,603	21,840	25,447
Loans held for sale	220	280	279	430	621
Loans	957,157	947,258	916,559	903,233	888,459
Allowance for loan losses	(11,664)	(11,621)	(11,545)	(11,659)	(11,754)
Net loans	945,493	935,637	905,014	891,574	876,705
Mortgage servicing rights:
Measured at fair value	10,396	11,333	12,415	11,778	12,661
Amortized	1,353	1,359	1,308	1,277	1,262
Premises and equipment, net	8,289	8,349	8,704	8,800	8,692
Goodwill	26,963	27,003	25,529	25,684	25,705
Other assets	123,144	119,492	100,782	98,708	96,585
Total assets	$1,889,235	1,849,182	1,787,632	1,751,265	1,720,617
Liabilities
Noninterest-bearing deposits	$361,934	348,888	351,579	339,761	343,582
Interest-bearing deposits	883,539	892,602	871,733	862,418	842,246
Total deposits	1,245,473	1,241,490	1,223,312	1,202,179	1,185,828
Short-term borrowings	120,258	107,703	97,528	88,069	82,963
Accrued expenses and other liabilities	76,916	73,597	73,365	81,700	81,399
Long-term debt	243,927	227,888	199,536	185,274	179,751
Total liabilities	1,686,574	1,650,678	1,593,741	1,557,222	1,529,941
Equity
Wells Fargo stockholders’ equity:
Preferred stock	24,830	24,051	22,214	22,424	21,649
Common stock	9,136	9,136	9,136	9,136	9,136
Additional paid-in capital	60,691	60,602	60,714	60,998	60,154
Retained earnings	127,076	123,891	120,866	117,593	114,093
Cumulative other comprehensive income	2,948	1,774	297	2,389	2,068
Treasury stock	(21,068)	(19,687)	(18,867)	(17,899)	(15,707)
Unearned ESOP shares	(1,868)	(2,271)	(1,362)	(1,590)	(1,835)
Total Wells Fargo stockholders’ equity	201,745	197,496	192,998	193,051	189,558
Noncontrolling interests	916	1,008	893	992	1,118
Total equity	202,661	198,504	193,891	194,043	190,676
Total liabilities and equity	$1,889,235	1,849,182	1,787,632	1,751,265	1,720,617

Wells Fargo & Company and Subsidiaries
FIVE QUARTER INVESTMENT SECURITIES

(in millions)	Jun 30, 2016	Mar 31, 2016	Dec 31, 2015	Sep 30, 2015	Jun 30, 2015
Available-for-sale securities:
Securities of U.S. Treasury and federal agencies	$27,939	33,813	36,250	35,423	35,944
Securities of U.S. states and political subdivisions	54,024	51,574	49,990	49,423	48,298
Mortgage-backed securities:
Federal agencies	95,868	95,463	104,546	105,023	100,078
Residential and commercial	19,938	21,246	22,646	22,836	23,770
Total mortgage-backed securities	115,806	116,709	127,192	127,859	123,848
Other debt securities	53,935	51,956	52,289	51,760	50,090
Total available-for-sale debt securities	251,704	254,052	265,721	264,465	258,180
Marketable equity securities	1,302	1,499	1,637	1,941	2,487
Total available-for-sale securities	253,006	255,551	267,358	266,406	260,667
Held-to-maturity securities:
Securities of U.S. Treasury and federal agencies	44,675	44,667	44,660	44,653	44,645
Securities of U.S. states and political subdivisions	2,181	2,183	2,185	2,187	2,174
Federal agency mortgage-backed securities	49,594	28,016	28,604	26,828	27,577
Other debt securities	3,970	4,482	4,748	5,000	5,706
Total held-to-maturity debt securities	100,420	79,348	80,197	78,668	80,102
Total investment securities	$353,426	334,899	347,555	345,074	340,769

FIVE QUARTER LOANS

(in millions)	Jun 30, 2016	Mar 31, 2016	Dec 31, 2015	Sep 30, 2015	Jun 30, 2015
Commercial:
Commercial and industrial	$323,858	321,547	299,892	292,234	284,817
Real estate mortgage	128,320	124,711	122,160	121,252	119,695
Real estate construction	23,387	22,944	22,164	21,710	21,309
Lease financing	18,973	19,003	12,367	12,142	12,201
Total commercial	494,538	488,205	456,583	447,338	438,022
Consumer:
Real estate 1-4 family first mortgage	277,162	274,734	273,869	271,311	267,868
Real estate 1-4 family junior lien mortgage	49,772	51,324	53,004	54,592	56,164
Credit card	34,137	33,139	34,039	32,286	31,135
Automobile	61,939	60,658	59,966	59,164	57,801
Other revolving credit and installment	39,609	39,198	39,098	38,542	37,469
Total consumer	462,619	459,053	459,976	455,895	450,437
Total loans (1)	$957,157	947,258	916,559	903,233	888,459

(1)
Includes $19.3 billion, $20.3 billion, $20.0 billion, $20.7 billion, and $21.6 billion of purchased credit-impaired (PCI) loans at June 30, and March 31, 2016, and December 31, September 30, and June 30, 2015, respectively.

Our foreign loans are reported by respective class of financing receivable in the table above. Substantially all of our foreign loan portfolio is commercial loans. Loans are classified as foreign primarily based on whether the borrower's primary address is outside of the United States. The following table presents total commercial foreign loans outstanding by class of financing receivable.

(in millions)	Jun 30, 2016	Mar 31, 2016	Dec 31, 2015	Sep 30, 2015	Jun 30, 2015
Commercial foreign loans:
Commercial and industrial	$50,515	51,884	49,049	46,380	44,838
Real estate mortgage	8,467	8,367	8,350	8,662	9,125
Real estate construction	246	311	444	396	389
Lease financing	987	983	274	279	301
Total commercial foreign loans	$60,215	61,545	58,117	55,717	54,653

Wells Fargo & Company and Subsidiaries
FIVE QUARTER NONPERFORMING ASSETS (NONACCRUAL LOANS AND FORECLOSED ASSETS)

(in millions)	Jun 30, 2016	Mar 31, 2016	Dec 31, 2015	Sep 30, 2015	Jun 30, 2015
Nonaccrual loans:
Commercial:
Commercial and industrial	$3,464	2,911	1,363	1,031	1,079
Real estate mortgage	872	896	969	1,125	1,250
Real estate construction	59	63	66	151	165
Lease financing	112	99	26	29	28
Total commercial	4,507	3,969	2,424	2,336	2,522
Consumer:
Real estate 1-4 family first mortgage	5,970	6,683	7,293	7,425	8,045
Real estate 1-4 family junior lien mortgage	1,330	1,421	1,495	1,612	1,710
Automobile	111	114	121	123	126
Other revolving credit and installment	45	47	49	41	40
Total consumer	7,456	8,265	8,958	9,201	9,921
Total nonaccrual loans (1)(2)(3)	$11,963	12,234	11,382	11,537	12,443
As a percentage of total loans	1.25%	1.29	1.24	1.28	1.40
Foreclosed assets:
Government insured/guaranteed	$321	386	446	502	588
Non-government insured/guaranteed	796	893	979	1,265	1,370
Total foreclosed assets	1,117	1,279	1,425	1,767	1,958
Total nonperforming assets	$13,080	13,513	12,807	13,304	14,401
As a percentage of total loans	1.37%	1.43	1.40	1.47	1.62

(1)	Includes nonaccrual mortgages held for sale and loans held for sale in their respective loan categories.

(2)	Excludes PCI loans because they continue to earn interest income from accretable yield, independent of performance in accordance with their contractual terms.

(3)
Real estate 1-4 family mortgage loans predominantly insured by the Federal Housing Administration (FHA) or guaranteed by the Department of Veterans Affairs (VA) and student loans predominantly guaranteed by agencies on behalf of the U.S. Department of Education under the Federal Family Education Loan Program are not placed on nonaccrual status because they are insured or guaranteed.

Wells Fargo & Company and Subsidiaries
LOANS 90 DAYS OR MORE PAST DUE AND STILL ACCRUING

(in millions)	Jun 30, 2016	Mar 31, 2016	Dec 31, 2015	Sep 30, 2015	Jun 30, 2015
Total (excluding PCI)(1):	$12,385	13,060	14,380	14,405	15,161
Less: FHA insured/guaranteed by the VA (2)(3)	11,577	12,233	13,373	13,500	14,359
Less: Student loans guaranteed under the FFELP (4)	20	24	26	33	46
Total, not government insured/guaranteed	$788	803	981	872	756
By segment and class, not government insured/guaranteed:
Commercial:
Commercial and industrial	$36	24	97	53	17
Real estate mortgage	22	8	13	24	10
Real estate construction	—	2	4	—	—
Total commercial	58	34	114	77	27
Consumer:
Real estate 1-4 family first mortgage (3)	169	167	224	216	220
Real estate 1-4 family junior lien mortgage (3)	52	55	65	61	65
Credit card	348	389	397	353	304
Automobile	64	55	79	66	51
Other revolving credit and installment	97	103	102	99	89
Total consumer	730	769	867	795	729
Total, not government insured/guaranteed	$788	803	981	872	756

(1)	PCI loans totaled $2.4 billion, $2.7 billion, $2.9 billion, $3.2 billion and $3.4 billion, at June 30 and March 31, 2016, and December 31, September 30 and June 30, 2015, respectively.

(2)	Represents loans whose repayments are predominantly insured by the FHA or guaranteed by the VA.

(3)	Includes mortgages held for sale 90 days or more past due and still accruing.

(4)	Represents loans whose repayments are predominantly guaranteed by agencies on behalf of the U.S. Department of Education under the FFELP.

Wells Fargo & Company and Subsidiaries
CHANGES IN ACCRETABLE YIELD RELATED TO PURCHASED CREDIT-IMPAIRED (PCI) LOANS

Loans purchased with evidence of credit deterioration since origination and for which it is probable that all contractually required payments will not be collected are considered to be credit impaired. PCI loans predominantly represent loans acquired from Wachovia that were deemed to be credit impaired. Evidence of credit quality deterioration as of the purchase date may include statistics such as past due and nonaccrual status, recent borrower credit scores and recent LTV percentages. PCI loans are initially measured at fair value, which includes estimated future credit losses expected to be incurred over the life of the loan. Accordingly, the associated allowance for credit losses related to these loans is not carried over at the acquisition date.

As a result of PCI loan accounting, certain credit-related ratios cannot be used to compare a portfolio that includes PCI loans against one that does not, or to compare ratios across quarters or years. The ratios particularly affected include the allowance for loan losses and allowance for credit losses as percentages of loans, of nonaccrual loans and of nonperforming assets; nonaccrual loans and nonperforming assets as a percentage of total loans; and net charge-offs as a percentage of loans.

The excess of cash flows expected to be collected over the carrying value of PCI loans is referred to as the accretable yield and is accreted into interest income over the estimated lives of the PCI loans using the effective yield method. The accretable yield is affected by:

•	Changes in interest rate indices for variable rate PCI loans - Expected future cash flows are based on the variable rates in effect at the time of the quarterly assessment of expected cash flows;

•	Changes in prepayment assumptions - Prepayments affect the estimated life of PCI loans which may change the amount of interest income, and possibly principal, expected to be collected; and

•
Changes in the expected principal and interest payments over the estimated life - Updates to changes in expected cash flows are driven by the credit outlook and actions taken with borrowers. Changes in expected future cash flows from loan modifications are included in the regular evaluations of cash flows expected to be collected.

The change in the accretable yield related to PCI loans is presented in the following table.

(in millions)
Balance, December 31, 2015	$16,301
Addition of accretable yield due to acquisitions	69
Accretion into interest income (1)	(668)
Accretion into noninterest income due to sales (2)	(9)
Reclassification from nonaccretable difference for loans with improving credit-related cash flows (3)	58
Changes in expected cash flows that do not affect nonaccretable difference (4)	(24)
Balance, June 30, 2016	$15,727

Balance, March 31, 2016	$15,978
Addition of accretable yield due to acquisitions	70
Accretion into interest income (1)	(329)
Accretion into noninterest income due to sales (2)	—
Reclassification from nonaccretable difference for loans with improving credit-related cash flows (3)	24
Changes in expected cash flows that do not affect nonaccretable difference (4)	(16)
Balance, June 30, 2016	$15,727

(1)	Includes accretable yield released as a result of settlements with borrowers, which is included in interest income.

(2)	Includes accretable yield released as a result of sales to third parties, which is included in noninterest income.

(3)
At June 30, 2016, our carrying value for PCI loans totaled $19.3 billion and the remainder of nonaccretable difference established in purchase accounting totaled $2.2 billion. The nonaccretable difference absorbs losses of contractual amounts that exceed our carrying value for PCI loans.

(4)
Represents changes in cash flows expected to be collected due to the impact of modifications, changes in prepayment assumptions, changes in interest rates on variable rate PCI loans and sales to third parties.

Wells Fargo & Company and Subsidiaries
PICK-A-PAY PORTFOLIO (1)

	June 30, 2016
	PCI loans				All other loans
(in millions)	Adjusted unpaid principal balance (2)	Current LTV ratio (3)	Carrying value (4)	Ratio of carrying value to current value (5)	Carrying value (4)	Ratio of carrying value to current value (5)
California	$15,462	67%	$12,246	53%	$8,858	49%
Florida	1,757	78	1,327	57	1,849	62
New Jersey	726	81	546	59	1,223	68
New York	506	75	430	58	606	65
Texas	190	52	169	46	723	41
Other states	3,590	77	2,843	60	5,146	63
Total Pick-a-Pay loans	$22,231	70	$17,561	54	$18,405	56

(1)	The individual states shown in this table represent the top five states based on the total net carrying value of the Pick-a-Pay loans at the beginning of 2016.

(2)
Adjusted unpaid principal balance includes write-downs taken on loans where severe delinquency (normally 180 days) or other indications of severe borrower financial stress exist that indicate there will be a loss of contractually due amounts upon final resolution of the loan.

(3)
The current LTV ratio is calculated as the adjusted unpaid principal balance divided by the collateral value. Collateral values are generally determined using automated valuation models (AVM) and are updated quarterly. AVMs are computer-based tools used to estimate market values of homes based on processing large volumes of market data including market comparables and price trends for local market areas.

(4)
Carrying value, which does not reflect the allowance for loan losses, includes remaining purchase accounting adjustments, which, for PCI loans may include the nonaccretable difference and the accretable yield and, for all other loans, an adjustment to mark the loans to a market yield at date of merger less any subsequent charge-offs.

(5)	The ratio of carrying value to current value is calculated as the carrying value divided by the collateral value.

Wells Fargo & Company and Subsidiaries
CHANGES IN ALLOWANCE FOR CREDIT LOSSES

	Quarter ended June 30,		Six months ended June 30,
(in millions)	2016	2015	2016	2015
Balance, beginning of period	$12,668	13,013	12,512	13,169
Provision for credit losses	1,074	300	2,160	908
Interest income on certain impaired loans (1)	(51)	(50)	(99)	(102)
Loan charge-offs:
Commercial:
Commercial and industrial	(437)	(154)	(786)	(287)
Real estate mortgage	(3)	(16)	(6)	(39)
Real estate construction	(1)	(1)	(1)	(2)
Lease financing	(17)	(3)	(21)	(6)
Total commercial	(458)	(174)	(814)	(334)
Consumer:
Real estate 1-4 family first mortgage	(123)	(119)	(260)	(249)
Real estate 1-4 family junior lien mortgage	(133)	(163)	(266)	(342)
Credit card	(320)	(284)	(634)	(562)
Automobile	(176)	(150)	(387)	(345)
Other revolving credit and installment	(163)	(151)	(338)	(305)
Total consumer	(915)	(867)	(1,885)	(1,803)
Total loan charge-offs	(1,373)	(1,041)	(2,699)	(2,137)
Loan recoveries:
Commercial:
Commercial and industrial	69	73	145	142
Real estate mortgage	23	31	55	65
Real estate construction	4	7	12	17
Lease financing	5	1	8	4
Total commercial	101	112	220	228
Consumer:
Real estate 1-4 family first mortgage	109	52	198	99
Real estate 1-4 family junior lien mortgage	71	69	130	125
Credit card	50	41	102	80
Automobile	86	82	170	176
Other revolving credit and installment	32	35	69	71
Total consumer	348	279	669	551
Total loan recoveries	449	391	889	779
Net loan charge-offs	(924)	(650)	(1,810)	(1,358)
Other	(18)	1	(14)	(3)
Balance, end of period	$12,749	12,614	12,749	12,614
Components:
Allowance for loan losses	$11,664	11,754	11,664	11,754
Allowance for unfunded credit commitments	1,085	860	1,085	860
Allowance for credit losses	$12,749	12,614	12,749	12,614
Net loan charge-offs (annualized) as a percentage of average total loans	0.39%	0.30	0.39	0.32
Allowance for loan losses as a percentage of total loans	1.22	1.32	1.22	1.32
Allowance for credit losses as a percentage of total loans	1.33	1.42	1.33	1.42

(1)
Certain impaired loans with an allowance calculated by discounting expected cash flows using the loan’s effective interest rate over the remaining life of the loan recognize reductions in allowance as interest income.

Wells Fargo & Company and Subsidiaries
FIVE QUARTER CHANGES IN ALLOWANCE FOR CREDIT LOSSES

	Quarter ended
(in millions)	Jun 30, 2016	Mar 31, 2016	Dec 31, 2015	Sep 30, 2015	Jun 30, 2015
Balance, beginning of quarter	$12,668	12,512	12,562	12,614	13,013
Provision for credit losses	1,074	1,086	831	703	300
Interest income on certain impaired loans (1)	(51)	(48)	(48)	(48)	(50)
Loan charge-offs:
Commercial:
Commercial and industrial	(437)	(349)	(275)	(172)	(154)
Real estate mortgage	(3)	(3)	(11)	(9)	(16)
Real estate construction	(1)	—	(2)	—	(1)
Lease financing	(17)	(4)	(3)	(5)	(3)
Total commercial	(458)	(356)	(291)	(186)	(174)
Consumer:
Real estate 1-4 family first mortgage	(123)	(137)	(113)	(145)	(119)
Real estate 1-4 family junior lien mortgage	(133)	(133)	(134)	(159)	(163)
Credit card	(320)	(314)	(295)	(259)	(284)
Automobile	(176)	(211)	(211)	(186)	(150)
Other revolving credit and installment	(163)	(175)	(178)	(160)	(151)
Total consumer	(915)	(970)	(931)	(909)	(867)
Total loan charge-offs	(1,373)	(1,326)	(1,222)	(1,095)	(1,041)
Loan recoveries:
Commercial:
Commercial and industrial	69	76	60	50	73
Real estate mortgage	23	32	30	32	31
Real estate construction	4	8	12	8	7
Lease financing	5	3	2	2	1
Total commercial	101	119	104	92	112
Consumer:
Real estate 1-4 family first mortgage	109	89	63	83	52
Real estate 1-4 family junior lien mortgage	71	59	64	70	69
Credit card	50	52	52	43	41
Automobile	86	84	76	73	82
Other revolving credit and installment	32	37	32	31	35
Total consumer	348	321	287	300	279
Total loan recoveries	449	440	391	392	391
Net loan charge-offs	(924)	(886)	(831)	(703)	(650)
Other	(18)	4	(2)	(4)	1
Balance, end of quarter	$12,749	12,668	12,512	12,562	12,614
Components:
Allowance for loan losses	$11,664	11,621	11,545	11,659	11,754
Allowance for unfunded credit commitments	1,085	1,047	967	903	860
Allowance for credit losses	$12,749	12,668	12,512	12,562	12,614
Net loan charge-offs (annualized) as a percentage of average total loans	0.39%	0.38	0.36	0.31	0.30
Allowance for loan losses as a percentage of:
Total loans	1.22	1.23	1.26	1.29	1.32
Nonaccrual loans	98	95	101	101	94
Nonaccrual loans and other nonperforming assets	89	86	90	88	82
Allowance for credit losses as a percentage of:
Total loans	1.33	1.34	1.37	1.39	1.42
Nonaccrual loans	107	104	110	109	101
Nonaccrual loans and other nonperforming assets	97	94	98	94	88

(1)
Certain impaired loans with an allowance calculated by discounting expected cash flows using the loan’s effective interest rate over the remaining life of the loan recognize reductions in allowance as interest income.

Wells Fargo & Company and Subsidiaries
TANGIBLE COMMON EQUITY (1)

(in millions, except ratios)		Jun 30, 2016	Mar 31, 2016	Dec 31, 2015	Sep 30, 2015	Jun 30, 2015
Tangible book value per common share (1):
Total equity		$202,661	198,504	193,891	194,043	190,676
Adjustments:
Preferred stock		(24,830)	(24,051)	(22,214)	(22,424)	(21,649)
Additional paid-in capital on ESOP preferred stock		(150)	(182)	(110)	(128)	(148)
Unearned ESOP shares		1,868	2,271	1,362	1,590	1,835
Noncontrolling interests		(916)	(1,008)	(893)	(992)	(1,118)
Total common stockholders' equity	(A)	178,633	175,534	172,036	172,089	169,596
Adjustments:
Goodwill		(26,963)	(27,003)	(25,529)	(25,684)	(25,705)
Certain identifiable intangible assets (other than MSRs)		(3,356)	(3,814)	(3,167)	(3,479)	(3,807)
Other assets (2)		(2,110)	(2,023)	(2,074)	(1,742)	(1,829)
Applicable deferred taxes		1,906	1,985	2,071	2,168	2,265
Tangible common equity	(B)	$148,110	144,679	143,337	143,352	140,520
Common shares outstanding	(C)	5,048.5	5,075.9	5,092.1	5,108.5	5,145.2
Book value per common share	(A)/(C)	$35.38	34.58	33.78	33.69	32.96
Tangible book value per common share	(B)/(C)	29.34	28.50	28.15	28.06	27.31

		Quarter ended					Six months ended
(in millions, except ratios)		Jun 30, 2016	Mar 31, 2016	Dec 31, 2015	Sep 30, 2015	Jun 30, 2015	Jun 30, 2016	Jun 30, 2015
Return on average tangible common equity (1):
Net income applicable to common stock	(A)	$5,173	5,085	5,203	5,443	5,363	10,258	10,824
Average total equity		201,003	196,586	195,025	192,203	190,382	198,795	189,520
Adjustments:
Preferred stock		(24,091)	(23,963)	(22,407)	(21,807)	(21,847)	(24,027)	(21,316)
Additional paid-in capital on ESOP preferred stock		(168)	(201)	(127)	(147)	(166)	(184)	(140)
Unearned ESOP shares		2,094	2,509	1,572	1,818	2,051	2,302	1,737
Noncontrolling interests		(984)	(904)	(979)	(1,012)	(1,154)	(944)	(1,101)
Average common stockholders’ equity	(B)	177,854	174,027	173,084	171,055	169,266	175,942	168,700
Adjustments:
Goodwill		(27,037)	(26,069)	(25,580)	(25,703)	(25,705)	(26,553)	(25,705)
Certain identifiable intangible assets (other than MSRs)		(3,600)	(3,407)	(3,317)	(3,636)	(3,957)	(3,503)	(4,115)
Other assets (2)		(2,096)	(2,065)	(1,987)	(1,757)	(1,509)	(2,081)	(1,433)
Applicable deferred taxes		1,934	2,014	2,103	2,200	2,297	1,974	2,345
Average tangible common equity	(C)	$147,055	144,500	144,303	142,159	140,392	145,779	139,792
ROE	(A)/(B)	11.70%	11.75	11.93	12.62	12.71	11.72	12.94
ROTCE	(A)/(C)	14.15	14.15	14.30	15.19	15.32	14.15	15.61

(1)
Tangible common equity is a non-GAAP financial measure and represents total equity less preferred equity, noncontrolling interests, and goodwill and certain identifiable intangible assets (including goodwill and intangible assets associated with certain of our nonmarketable equity investments but excluding mortgage servicing rights), net of applicable deferred taxes. The methodology of determining tangible common equity may differ among companies. Management believes that return on average tangible common equity and tangible book value per common share, which utilize tangible common equity, are useful financial measures because they enable investors and others to assess the Company's use of equity.

(2)	Represents other intangibles on nonmarketable equity investments which are included in other assets.

Wells Fargo & Company and Subsidiaries
COMMON EQUITY TIER 1 UNDER BASEL III (FULLY PHASED-IN) (1)

		Estimated
(in billions)		Jun 30, 2016	Mar 31, 2016	Dec 31, 2015	Sep 30, 2015	Jun 30, 2015
Total equity		$202.7	198.5	193.9	194.0	190.7
Adjustments:
Preferred stock		(24.8)	(24.1)	(22.2)	(22.4)	(21.6)
Additional paid-in capital on ESOP preferred stock		(0.2)	(0.2)	(0.1)	(0.1)	(0.1)
Unearned ESOP shares		1.9	2.3	1.3	1.5	1.7
Noncontrolling interests		(1.0)	(1.0)	(0.9)	(0.9)	(1.1)
Total common stockholders' equity		178.6	175.5	172.0	172.1	169.6
Adjustments:
Goodwill and other intangible assets		(32.4)	(32.9)	(30.8)	(30.9)	(31.4)
Applicable deferred taxes (2)		1.9	2.0	2.1	2.2	2.3
Investment in certain subsidiaries and other		(2.5)	(1.9)	(0.9)	(1.6)	(0.6)
Common Equity Tier 1 (Fully Phased-In) under Basel III	(A)	145.6	142.7	142.4	141.8	139.9
Total risk-weighted assets (RWAs) anticipated under Basel III (3)(4)	(B)	$1,379.2	1,345.1	1,321.7	1,331.8	1,325.6
Common Equity Tier 1 to total RWAs anticipated under Basel III (Fully Phased-In) (4)	(A)/(B)	10.6%	10.6	10.8	10.6	10.6

(1)
Basel III capital rules, adopted by the Federal Reserve Board on July 2, 2013, revised the definition of capital, increased minimum capital ratios, and introduced a minimum Common Equity Tier 1 (CET1) ratio. These rules established a new comprehensive capital framework for U.S. banking organizations that implements the Basel III capital framework and certain provisions of the Dodd-Frank Act. The rules are being phased in through the end of 2021. Fully phased-in capital amounts, ratios and RWAs are calculated assuming the full phase-in of the Basel III capital rules. Fully phased-in regulatory capital amounts, ratios and RWAs are considered non-GAAP financial measures that are used by management, bank regulatory agencies, investors and analysts to assess and monitor the Company’s capital position.

(2)	Applicable deferred taxes relate to goodwill and other intangible assets.

(3)
The final Basel III capital rules provide for two capital frameworks: the Standardized Approach, which replaced Basel I, and the Advanced Approach applicable to certain institutions. Under the final rules, we are subject to the lower of our CET1 ratio calculated under the Standardized Approach and under the Advanced Approach in the assessment of our capital adequacy. Because the final determination of our CET1 ratio and which approach will produce the lower CET1 ratio as of June 30, 2016, is subject to detailed analysis of considerable data, our CET1 ratio at that date has been estimated using the Basel III definition of capital under the Basel III Standardized Approach RWAs. The capital ratio for March 31, 2016, and December 31, September 30 and June 30, 2015, was calculated under the Basel III Standardized Approach RWAs.

(4)	The Company’s June 30, 2016, RWAs and capital ratio are preliminary estimates.

Wells Fargo & Company and Subsidiaries
OPERATING SEGMENT RESULTS (1)

(income/expense in millions, average balances in billions)	Community Banking		Wholesale Banking		Wealth and Investment Management		Other (2)		Consolidated Company
	2016	2015	2016	2015	2016	2015	2016	2015	2016	2015
Quarter ended June 30,
Net interest income (3)	$7,379	7,277	3,919	3,591	932	832	(497)	(430)	11,733	11,270
Provision (reversal of provision) for credit losses	689	397	385	(84)	2	(10)	(2)	(3)	1,074	300
Noninterest income	4,825	4,690	3,365	3,019	2,987	3,144	(748)	(805)	10,429	10,048
Noninterest expense	6,648	6,719	4,036	3,504	2,976	3,038	(794)	(792)	12,866	12,469
Income (loss) before income tax expense (benefit)	4,867	4,851	2,863	3,190	941	948	(449)	(440)	8,222	8,549
Income tax expense (benefit)	1,667	1,620	795	951	358	359	(171)	(167)	2,649	2,763
Net income (loss) before noncontrolling interests	3,200	3,231	2,068	2,239	583	589	(278)	(273)	5,573	5,786
Less: Net income (loss) from noncontrolling interests	21	16	(5)	48	(1)	3	—	—	15	67
Net income (loss)	$3,179	3,215	2,073	2,191	584	586	(278)	(273)	5,558	5,719

Average loans	$485.7	472.3	451.4	386.2	66.7	59.3	(53.0)	(47.4)	950.8	870.4
Average assets	967.6	910.0	772.6	713.7	205.3	189.1	(83.4)	(83.5)	1,862.1	1,729.3
Average deposits	703.7	654.8	425.8	432.4	182.5	168.2	(75.3)	(70.1)	1,236.7	1,185.3

Six months ended June 30,
Net interest income (3)	$14,847	14,424	7,667	7,028	1,875	1,658	(989)	(854)	23,400	22,256
Provision (reversal of provision) for credit losses	1,409	1,055	748	(135)	(12)	(13)	15	1	2,160	908
Noninterest income	9,971	9,654	6,575	5,991	5,898	6,294	(1,487)	(1,599)	20,957	20,340
Noninterest expense	13,484	13,310	8,004	7,122	6,018	6,160	(1,612)	(1,616)	25,894	24,976
Income (loss) before income tax expense (benefit)	9,925	9,713	5,490	6,032	1,767	1,805	(879)	(838)	16,303	16,712
Income tax expense (benefit)	3,364	2,910	1,514	1,768	672	683	(334)	(319)	5,216	5,042
Net income (loss) before noncontrolling interests	6,561	6,803	3,976	4,264	1,095	1,122	(545)	(519)	11,087	11,670
Less: Net income (loss) from noncontrolling interests	86	41	(18)	99	(1)	7	—	—	67	147
Net income (loss)	$6,475	6,762	3,994	4,165	1,096	1,115	(545)	(519)	11,020	11,523

Average loans	$485.0	472.3	440.6	383.1	65.4	58.1	(52.0)	(46.6)	939.0	866.9
Average assets	957.5	909.8	760.6	702.2	206.7	190.3	(83.8)	(83.7)	1,841.0	1,718.6
Average deposits	693.3	649.1	426.9	432.1	183.5	169.2	(75.7)	(70.3)	1,228.0	1,180.1

(1)
The management accounting process measures the performance of the operating segments based on our management structure and is not necessarily comparable with other similar information for other financial services companies. We define our operating segments by product type and customer segment.

(2)
Includes the elimination of certain items that are included in more than one business segment, substantially all of which represents products and services for Wealth and Investment Management customers served through Community Banking distribution channels.

(3)
Net interest income is the difference between interest earned on assets and the cost of liabilities to fund those assets. Interest earned includes actual interest earned on segment assets and, if the segment has excess liabilities, interest credits for providing funding to other segments. The cost of liabilities includes interest expense on segment liabilities and, if the segment does not have enough liabilities to fund its assets, a funding charge based on the cost of excess liabilities from another segment.

Wells Fargo & Company and Subsidiaries
FIVE QUARTER OPERATING SEGMENT RESULTS (1)

				Quarter ended
(income/expense in millions, average balances in billions)	Jun 30, 2016	Mar 31, 2016	Dec 31, 2015	Sep 30, 2015	Jun 30, 2015
COMMUNITY BANKING
Net interest income (2)	$7,379	7,468	7,409	7,409	7,277
Provision for credit losses	689	720	704	668	397
Noninterest income	4,825	5,146	4,921	5,524	4,690
Noninterest expense	6,648	6,836	6,893	6,778	6,719
Income before income tax expense	4,867	5,058	4,733	5,487	4,851
Income tax expense	1,667	1,697	1,507	1,785	1,620
Net income before noncontrolling interests	3,200	3,361	3,226	3,702	3,231
Less: Net income from noncontrolling interests	21	65	57	142	16
Segment net income	$3,179	3,296	3,169	3,560	3,215
Average loans	$485.7	484.3	482.2	477.0	472.3
Average assets	967.6	947.4	921.4	898.9	910.0
Average deposits	703.7	683.0	663.7	655.6	654.8
WHOLESALE BANKING
Net interest income (2)	$3,919	3,748	3,711	3,611	3,591
Provision (reversal of provision) for credit losses	385	363	126	36	(84)
Noninterest income	3,365	3,210	2,848	2,715	3,019
Noninterest expense	4,036	3,968	3,491	3,503	3,504
Income before income tax expense	2,863	2,627	2,942	2,787	3,190
Income tax expense	795	719	841	815	951
Net income before noncontrolling interests	2,068	1,908	2,101	1,972	2,239
Less: Net income (loss) from noncontrolling interests	(5)	(13)	(3)	47	48
Segment net income	$2,073	1,921	2,104	1,925	2,191
Average loans	$451.4	429.8	417.0	405.6	386.2
Average assets	772.6	748.6	755.4	739.1	713.7
Average deposits	425.8	428.0	449.3	442.0	432.4
WEALTH AND INVESTMENT MANAGEMENT
Net interest income (2)	$932	943	933	887	832
Provision (reversal of provision) for credit losses	2	(14)	(6)	(6)	(10)
Noninterest income	2,987	2,911	3,014	2,991	3,144
Noninterest expense	2,976	3,042	2,998	2,909	3,038
Income before income tax expense	941	826	955	975	948
Income tax expense	358	314	366	371	359
Net income before noncontrolling interests	583	512	589	604	589
Less: Net income (loss) from noncontrolling interests	(1)	—	(6)	(2)	3
Segment net income	$584	512	595	606	586
Average loans	$66.7	64.1	63.0	61.1	59.3
Average assets	205.3	208.1	197.9	192.6	189.1
Average deposits	182.5	184.5	177.9	172.6	168.2
OTHER (3)
Net interest income (2)	$(497)	(492)	(465)	(450)	(430)
Provision (reversal of provision) for credit losses	(2)	17	7	5	(3)
Noninterest income	(748)	(739)	(785)	(812)	(805)
Noninterest expense	(794)	(818)	(783)	(791)	(792)
Loss before income tax benefit	(449)	(430)	(474)	(476)	(440)
Income tax benefit	(171)	(163)	(181)	(181)	(167)
Net loss before noncontrolling interests	(278)	(267)	(293)	(295)	(273)
Less: Net income from noncontrolling interests	—	—	—	—	—
Other net loss	$(278)	(267)	(293)	(295)	(273)
Average loans	$(53.0)	(51.0)	(49.9)	(48.6)	(47.4)
Average assets	(83.4)	(84.2)	(87.4)	(84.2)	(83.5)
Average deposits	(75.3)	(76.1)	(74.1)	(71.3)	(70.1)
CONSOLIDATED COMPANY
Net interest income (2)	$11,733	11,667	11,588	11,457	11,270
Provision for credit losses	1,074	1,086	831	703	300
Noninterest income	10,429	10,528	9,998	10,418	10,048
Noninterest expense	12,866	13,028	12,599	12,399	12,469
Income before income tax expense	8,222	8,081	8,156	8,773	8,549
Income tax expense	2,649	2,567	2,533	2,790	2,763
Net income before noncontrolling interests	5,573	5,514	5,623	5,983	5,786
Less: Net income from noncontrolling interests	15	52	48	187	67
Wells Fargo net income	$5,558	5,462	5,575	5,796	5,719
Average loans	$950.8	927.2	912.3	895.1	870.4
Average assets	1,862.1	1,819.9	1,787.3	1,746.4	1,729.3
Average deposits	1,236.7	1,219.4	1,216.8	1,198.9	1,185.3

(1)
The management accounting process measures the performance of the operating segments based on our management structure and is not necessarily comparable with other similar information for other financial services companies. We define our operating segments by product type and customer segment.

(2)
Net interest income is the difference between interest earned on assets and the cost of liabilities to fund those assets. Interest earned includes actual interest earned on segment assets and, if the segment has excess liabilities, interest credits for providing funding to other segments. The cost of liabilities includes interest expense on segment liabilities and, if the segment does not have enough liabilities to fund its assets, a funding charge based on the cost of excess liabilities from another segment.

(3)
Includes the elimination of certain items that are included in more than one business segment, substantially all of which represents products and services for Wealth and Investment Management customers served through Community Banking distribution channels.

Wells Fargo & Company and Subsidiaries
FIVE QUARTER CONSOLIDATED MORTGAGE SERVICING

	Quarter ended
(in millions)	Jun 30, 2016	Mar 31, 2016	Dec 31, 2015	Sep 30, 2015	Jun 30, 2015
MSRs measured using the fair value method:
Fair value, beginning of quarter	$11,333	12,415	11,778	12,661	11,739
Servicing from securitizations or asset transfers (1)	477	366	372	448	428
Sales and other (2)	(22)	—	(9)	6	(5)
Net additions	455	366	363	454	423
Changes in fair value:
Due to changes in valuation model inputs or assumptions:
Mortgage interest rates (3)	(779)	(1,084)	560	(858)	1,117
Servicing and foreclosure costs (4)	(4)	27	(37)	(18)	(10)
Prepayment estimates and other (5)	(41)	100	244	43	(54)
Net changes in valuation model inputs or assumptions	(824)	(957)	767	(833)	1,053
Other changes in fair value (6)	(568)	(491)	(493)	(504)	(554)
Total changes in fair value	(1,392)	(1,448)	274	(1,337)	499
Fair value, end of quarter	$10,396	11,333	12,415	11,778	12,661

(1)	Includes impacts associated with exercising our right to repurchase delinquent loans from GNMA loan securitization pools.

(2)	Includes sales and transfers of MSRs, which can result in an increase of total reported MSRs if the sales or transfers are related to nonperforming loan portfolios.

(3)	Includes prepayment speed changes as well as other valuation changes due to changes in mortgage interest rates (such as changes in estimated interest earned on custodial deposit balances)

(4)	Includes costs to service and unreimbursed foreclosure costs.

(5)
Represents changes driven by other valuation model inputs or assumptions including prepayment speed estimation changes and other assumption updates. Prepayment speed estimation changes are influenced by observed changes in borrower behavior and other external factors that occur independent of interest rate changes.

(6)	Represents changes due to collection/realization of expected cash flows over time.

	Quarter ended
(in millions)	Jun 30, 2016	Mar 31, 2016	Dec 31, 2015	Sep 30, 2015	Jun 30, 2015
Amortized MSRs:
Balance, beginning of quarter	$1,359	1,308	1,277	1,262	1,252
Purchases	24	21	48	45	29
Servicing from securitizations or asset transfers	38	97	49	35	46
Amortization	(68)	(67)	(66)	(65)	(65)
Balance, end of quarter	$1,353	1,359	1,308	1,277	1,262
Fair value of amortized MSRs:
Beginning of quarter	$1,725	1,680	1,643	1,692	1,522
End of quarter	1,620	1,725	1,680	1,643	1,692

Wells Fargo & Company and Subsidiaries
FIVE QUARTER CONSOLIDATED MORTGAGE SERVICING (CONTINUED)

		Quarter ended
(in millions)		Jun 30, 2016	Mar 31, 2016	Dec 31, 2015	Sep 30, 2015	Jun 30, 2015
Servicing income, net:
Servicing fees (1)		$842	910	872	990	1,026
Changes in fair value of MSRs carried at fair value:
Due to changes in valuation model inputs or assumptions (2)	(A)	(824)	(957)	767	(833)	1,053
Other changes in fair value (3)		(568)	(491)	(493)	(504)	(554)
Total changes in fair value of MSRs carried at fair value		(1,392)	(1,448)	274	(1,337)	499
Amortization		(68)	(67)	(66)	(65)	(65)
Net derivative gains (losses) from economic hedges (4)	(B)	978	1,455	(350)	1,086	(946)
Total servicing income, net		$360	850	730	674	514
Market-related valuation changes to MSRs, net of hedge results (2)(4)	(A)+(B)	$154	498	417	253	107

(1)	Includes contractually specified servicing fees, late charges and other ancillary revenues.

(2)	Refer to the changes in fair value MSRs table on the previous page for more detail.

(3)	Represents changes due to collection/realization of expected cash flows over time.

(4)	Represents results from economic hedges used to hedge the risk of changes in fair value of MSRs.

(in billions)	Jun 30, 2016	Mar 31, 2016	Dec 31, 2015	Sep 30, 2015	Jun 30, 2015
Managed servicing portfolio (1):
Residential mortgage servicing:
Serviced for others	$1,250	1,280	1,300	1,323	1,344
Owned loans serviced	349	342	345	346	347
Subserviced for others	4	4	4	4	5
Total residential servicing	1,603	1,626	1,649	1,673	1,696
Commercial mortgage servicing:
Serviced for others	478	485	478	470	465
Owned loans serviced	128	125	122	121	120
Subserviced for others	8	8	7	7	7
Total commercial servicing	614	618	607	598	592
Total managed servicing portfolio	$2,217	2,244	2,256	2,271	2,288
Total serviced for others	$1,728	1,765	1,778	1,793	1,809
Ratio of MSRs to related loans serviced for others	0.68%	0.72	0.77	0.73	0.77
Weighted-average note rate (mortgage loans serviced for others)	4.32	4.34	4.37	4.39	4.41

(1)	The components of our managed servicing portfolio are presented at unpaid principal balance for loans serviced and subserviced for others and at book value for owned loans serviced.

Wells Fargo & Company and Subsidiaries
SELECTED FIVE QUARTER RESIDENTIAL MORTGAGE PRODUCTION DATA

		Quarter ended
		Jun 30, 2016	Mar 31, 2016	Dec 31, 2015	Sep 30, 2015	Jun 30, 2015
Net gains on mortgage loan origination/sales activities (in millions):
Residential	(A)	$744	532	600	736	814
Commercial		72	71	108	55	108
Residential pipeline and unsold/repurchased loan management (1)		238	145	222	124	269
Total		$1,054	748	930	915	1,191
Application data (in billions):
Wells Fargo first mortgage quarterly applications		$95	77	64	73	81
Refinances as a percentage of applications		46%	52	48	44	45
Wells Fargo first mortgage unclosed pipeline, at quarter end		$47	39	29	34	38
Residential real estate originations:
Purchases as a percentage of originations		60%	55	59	66	54
Refinances as a percentage of originations		40	45	41	34	46
Total		100%	100	100	100	100
Wells Fargo first mortgage loans (in billions):
Retail		$34	24	27	32	36
Correspondent		28	19	19	22	25
Other (2)		1	1	1	1	1
Total quarter-to-date		$63	44	47	55	62
Held-for-sale	(B)	$46	31	33	39	46
Held-for-investment		17	13	14	16	16
Total quarter-to-date		$63	44	47	55	62
Total year-to-date		$107	44	213	166	111
Production margin on residential held-for-sale mortgage originations	(A)/(B)	1.66%	1.68	1.83	1.88	1.75

(1)	Primarily includes the results of GNMA loss mitigation activities, interest rate management activities and changes in estimate to the liability for mortgage loan repurchase losses.

(2)	Consists of home equity loans and lines.

CHANGES IN MORTGAGE REPURCHASE LIABILITY

				Quarter ended
(in millions)	Jun 30, 2016	Mar 31, 2016	Dec 31, 2015	Sep 30, 2015	Jun 30, 2015
Balance, beginning of period	$355	378	538	557	586
Provision for repurchase losses:
Loan sales	8	7	9	11	13
Change in estimate (1)	(89)	(19)	(128)	(17)	(31)
Net reductions	(81)	(12)	(119)	(6)	(18)
Losses	(19)	(11)	(41)	(13)	(11)
Balance, end of period	$255	355	378	538	557

(1)	Results from changes in investor demand and mortgage insurer practices, credit deterioration and changes in the financial stability of correspondent lenders.